UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Paychex, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2015 Annual Meeting of Stockholders and Proxy Statement

Wednesday, October 14, 2015 at 10:00 a.m. Eastern Time The Strong, One Manhattan Square, Rochester, NY, 14607

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, October 14, 2015

10:00 a.m. Eastern Time*

The Strong, One Manhattan Square, Rochester, NY, 14607

*A continental breakfast will be available from 9:00 a.m. - 10:00 a.m. Eastern Time

The principal business of the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) will be:

1.	To elect nine nominees to the Board of Directors for a term of one year;

2.	To hold an advisory vote to approve named executive officer compensation;

3.	To approve and amend the Paychex, Inc. 2002 Stock Incentive Plan, including an increase in the shares available under the plan;

4.	To approve the Paychex, Inc. 2015 Qualified Employee Stock Purchase Plan;

5.	To ratify the selection of the independent registered public accounting firm; and

6.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

Stockholders are cordially invited to attend the Annual Meeting. Stockholders of record at the close of business on August 17, 2015, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

If you are unable to attend the Annual Meeting, you will be able to listen to the meeting via the Internet. We will broadcast the Annual Meeting as a live webcast through our website. Please note that you will not be able to vote or ask questions through the webcast. The webcast will be accessible at http://investor.paychex.com/webcasts and will remain available for replay for approximately one month following the meeting.

By Order of the Board of Directors
Stephanie L. Schaeffer
Corporate Secretary
September 10, 2015

Important notice regarding the availability of proxy materials for the 2015 Annual Meeting of Stockholders to be held on October 14, 2015:

Paychex, Inc.’s Proxy Statement and Annual Report for the year ended May 31, 2015 are available at

http://investor.paychex.com/annual-report.aspx.

Welcome to the Paychex, Inc. 2015 Annual Meeting of Stockholders

VOTING INFORMATION

Who Can Vote

August 17, 2015 is the record date fixed by the Board of Directors. Stockholders of record as of that date are entitled to notice of and to vote at the 2015 Annual Meeting of Stockholders.

How to Vote In Advance of the Meeting

Your vote is very important and we hope that you will attend the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you vote right away using one of the following advance voting methods. Make sure to have your proxy card or voting instruction card in hand and follow the instructions.

You can vote in advance, in one of three ways:

Visit the website listed on your proxy card to vote VIA THE INTERNET;
Call the telephone number on your proxy card to vote BY TELEPHONE;
Sign, date, and return your proxy card in the enclosed envelope to vote BY MAIL; or
Vote via your MOBILE DEVICE by scanning this QR code.

Voting at our 2015 Annual Meeting of Stockholders

All stockholders of record may vote in person at the Annual Meeting, which will be held on Wednesday, October 14, 2015 at 10:00 a.m. Eastern Time at The Strong in Rochester, New York. Beneficial owners, whose shares are held by a bank, broker, or other holder of record, must obtain a legal proxy in order to vote in person at the Annual Meeting.

Proxy Summary

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Company’s performance for the fiscal year ended May 31, 2015, please review the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

Paychex, Inc.’s 2015 Annual Meeting of Stockholders

Date:	October 14, 2015	Common Stock Outstanding (as of May 31, 2015):	361.2 million shares
Time:	10:00 a.m., Eastern	Registrar & Transfer Agent:	American Stock Transfer & Trust Co.
Location:	The Strong, One Manhattan Square, Rochester, New York 14607	State of Incorporation:	Delaware
Record Date:	August 17, 2015	Stock Symbol/Exchange:	PAYX: NASDAQ

Proposals That Require Your Vote

		More Information in Proxy Statement	Board Recommendation
Proposal 1	Election of directors for a term of one year	3	FOR each director nominee
Proposal 2	Advisory vote to approve named executive officer compensation	19	FOR
Proposal 3	To approve and amend the Paychex, Inc. 2002 Stock Incentive Plan, including an increase in the shares available under the plan	52	FOR
Proposal 4	To approve the Paychex, Inc. 2015 Qualified Employee Stock Purchase Plan	58	FOR
Proposal 5	Ratification of selection of the Independent Registered Public Accounting Firm	62	FOR

Company Performance

	For the fiscal year ended May 31,
$ in millions, except per share amounts	2015	2014	% Change
Service revenue	$2,698	$2,478	9%
Operating income, net of certain items (1)	$1,012	$942	7%
Net income	$675	$627	8%
Stock price (high and low) (2)	$51.72/$40.10	$45.95/$35.75	n/a
Stock price as of fiscal year end	$49.41	$41.11	20%

(1)

Operating income, net of certain items, differs from what is reported under United States (“U.S.”) generally accepted accounting principles (“GAAP”) as operating income. Refer to Appendix C for a description of this non-GAAP financial measure and for a reconciliation of this measure to our operating income results as reported under U.S. GAAP.

(2)	Based on 52-week high and low sale prices as reported on the NASDAQ Global Select Market as of May 31, 2015 and 2014.

1	Paychex, Inc. 2015 Proxy Statement

Proxy Summary

Additional Information

Please refer to the Frequently Asked Questions section beginning on page 66 for important information about proxy materials, voting, annual meeting procedures, Company documents, communications, and the deadlines to submit stockholder proposals for the 2016 Annual Meeting of Stockholders. Additionally, questions may be directed to Investor Relations at (800) 828-4411 or by written request to Paychex, Inc., 911 Panorama Trail South, Rochester, NY, 14625, Attention: Investor Relations.

Annual Meeting Webpage

Please visit the 2015 Annual Meeting of Stockholders Webpage at http://investor.paychex.com/annual-meeting.aspx. Here you will find general information regarding the meeting and find links to the 2015 Annual Report and Proxy Statement, as well as the webcast of the event.

Paychex, Inc. 2015 Proxy Statement	2

Election of Directors

PROXY STATEMENT

Paychex, Inc.

911 Panorama Trail South

Rochester, NY 14625

Paychex, Inc. (“Paychex,” the “Company,” “we,” or “our”), a Delaware corporation, is furnishing this proxy statement to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) for the 2015 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement summarizes information concerning the matters to be presented at the Annual Meeting and related information to help stockholders make an informed vote. Distribution of this proxy statement and a form of proxy to stockholders is scheduled to begin on or about September 10, 2015.

PROPOSAL 1  • ELECTION OF DIRECTORS FOR A

ONE-YEAR TERM

Proposal Snapshot

What am I voting on?

Stockholders are being asked to elect nine director nominees for a term of one year. This section includes information about the Board and each director nominee.

Voting Recommendation

The Board recommends a vote FOR each of the nine director nominees.

The Board is elected by the stockholders to oversee the overall success of the Company, review its operational and financial capabilities, and periodically assess its long-term strategic objectives. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the day-to-day business of the Company. The Board acts as an advisor to senior management and ultimately monitors management’s performance.

Election Process

The Company’s By-Laws provide for the annual election of directors. The By-Laws provide that each director shall be elected by a majority of the votes cast for the director at any meeting for the election of directors at which a quorum is present. If a nominee that is an incumbent director does not receive a required majority of the votes cast, the director shall offer to tender his or her resignation to the Board. The Governance and Compensation Committee (the “G&C Committee”) shall consider such offer and will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will consider the G&C Committee’s recommendation and will determine whether to accept such offer.

3	Paychex, Inc. 2015 Proxy Statement

Election of Directors

2015 Nominees for Director

At the 2015 Annual Meeting, there are nine nominees for election as director, as listed on the following pages. Each of the nominees is a current member of the Board, having been elected by the stockholders at the 2014 Annual Meeting of Stockholders. The nine persons listed have been nominated for election to the Board by the Company’s G&C Committee. The nominees, with the exception of Mr. Golisano and Mr. Mucci, are independent under both the NASDAQ Stock Market (“NASDAQ”) and Securities and Exchange Commission (“SEC”) director independence standards. If elected, each nominee will hold office until the 2016 Annual Meeting of Stockholders and until his or her successor is elected and has qualified. We believe that all of the nominees will be available to serve as a director. However, if any nominee should become unable to serve, the persons named in the enclosed proxy may exercise discretionary authority to vote for substitute nominees proposed by the Board.

The Board believes that the combination of the various qualifications, skills, and experience of the 2015 director nominees would contribute to an effective and well-functioning Board. We have provided biographical information on each of the nominees. Included within this information, we identify and describe the key experience, qualifications, and skills our directors bring to the Board that are important in light of our business and structure.

The Board recommends the election of each of the director nominees identified on the following pages. Unless otherwise directed, the persons named in the enclosed proxy will vote the proxy FOR the election of each of these director nominees.

Summary of Director Nominees

The Board is committed to ensuring that it is composed of a highly capable and diverse group of directors who are well equipped to oversee the success of the business and effectively represent the interests of stockholders. The G&C Committee believes that all directors should possess the following: the highest personal and professional ethics; share the values of the Company; have relevant experience; are accomplished in their field; and show innovative and sound business judgment. The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s business and current needs. The Board believes the combination of the various qualifications, attributes, skills, and experience of the director nominees contribute to a well-functioning and effective Board.

Paychex, Inc. 2015 Proxy Statement	4

Election of Directors

B. Thomas Golisano

Mr. Golisano founded Paychex in 1971 and is Chairman of the Board of the Company. He served as President and Chief Executive Officer of the Company until October 2004. He serves on the board of trustees of the Rochester Institute of Technology. Mr. Golisano serves as a director of numerous non-profit organizations and private companies, and is founder and member of the board of trustees of the B. Thomas Golisano Foundation.

Specific qualifications and skills:

The Board has concluded that Mr. Golisano is qualified to lead the Board due to his relevant executive leadership experience and extensive knowledge of the operations of the Company. These skills were attained through his role of founder and former Chief Executive Officer of Paychex.

Director Since: 1979 Age: 73 Board Committees: Executive Current Other Public Company Directorships: None
Joseph G. Doody

Mr. Doody has served as Vice Chairman of Staples, Inc., an office products company, since February 2014. Previously with Staples, Inc., he served as President, North American Commercial, since January 2013 and President, North American Delivery, from March 2002 to January 2013. Mr. Doody is a member of the Executive Advisory Committee for the Simon Graduate School of Business at the University of Rochester.

Specific qualifications and skills:

The Board has concluded that Mr. Doody is qualified to serve as a director of the Company due to his significant leadership and international experience. His management of a large division of a multinational company enables him to provide our Board with important operational expertise. In addition, his deep knowledge of small- to medium-sized businesses brings thorough understanding of the risks and opportunities affecting the Company’s clients and potential clients. Mr. Doody’s current responsibilities include strategic planning and business development, which allow him to provide valuable input into the Company’s plans for market growth.

Director Since: 2010 Age: 63 Board Committees: Audit Current Other Public Company Directorships: Casella Waste Systems, Inc.

5	Paychex, Inc. 2015 Proxy Statement

Election of Directors

David J.S. Flaschen

Mr. Flaschen is an investor and advisor to a number of private companies providing business, marketing, and information services. From 2005 to 2011, he was a partner with Castanea Partners, a private equity investment firm. Mr. Flaschen is a director of various private companies and joined the Board of Informa PLC in September 2015.

Specific qualifications and skills:

The Board has concluded that Mr. Flaschen is qualified to serve as a director of the Company as a result of his extensive executive experience in information and marketing services. Over the course of his career, Mr. Flaschen has worked internationally with a number of businesses, including Thomson Financial and AC Nielson. He also brings a high degree of financial literacy obtained from his years in the financial services industry, and his ability to assess financial performance of other companies through review and understanding of financial statements. This financial expertise is a great benefit to the Board and its committees.

Director Since: 1999 Age: 59 Board Committees: Audit (Chairman), Investment, Governance and Compensation Current Other Public Company Directorships: Informa PLC (London Exchange)
Phillip Horsley

Mr. Horsley is the founder of Horsley Bridge Partners, a leading manager of private equity investments for institutional clients. The firm was founded in 1983 and Mr. Horsley retired in 2010.

Specific qualifications and skills:

The Board has concluded that Mr. Horsley is qualified to serve as a director of the Company due to his strong background in finance and business and his expertise in investment management. His investment experience is particularly valuable in Investment Committee decisions. In addition, Mr. Horsley has acquired an extensive knowledge of the Company’s history and operating environment via his long-term relationship with the Company.

Director Since: 2011 (previously served from 1982-2009, reappointed in 2011) Age: 76 Board Committees: Investment and Governance and Compensation Current Other Public Company Directorships: None
Grant M. Inman

Mr. Inman is the founder and General Partner of Inman Investment Management, a private investment company formed in 1998. Mr. Inman is a trustee of the University of California, Berkeley Foundation and is also a director of several private companies.

Specific qualifications and skills:

The Board has concluded that Mr. Inman is qualified to serve as a director of the Company due to his strong background in finance and business, and his entrepreneurial experience. His expertise in assessing financial performance of other companies is also beneficial. In addition, Mr. Inman’s tenure on the Board provides him with extensive knowledge of the Company. Mr. Inman brings a diverse perspective to the Board from his experience in venture capital and investment.

Director Since:  1983

Age:  73

Board Committees:

Investment (Chairman),

Audit, and Governance and Compensation

Current Other Public Company Directorships:

Lam Research Corporation
(Lead Independent Director)

Paychex, Inc. 2015 Proxy Statement	6

Election of Directors

Pamela A. Joseph

Ms. Joseph served as a Vice Chairman of U.S. Bancorp Payment Services and Chairman of Elavon (formerly NOVA Information Systems, Inc.), a wholly owned subsidiary of U.S. Bancorp from December 2004 until her retirement in June 2015. U.S. Bancorp Payment Services and Elavon manage and facilitate consumer and corporate card issuing, as well as payment processing. Ms. Joseph currently serves as a member of the Board of Directors for Centene Corporation, a national leader in the healthcare services field.

Specific qualifications and skills:

The Board has concluded that Ms. Joseph is qualified to serve as a director of the Company due to her extensive executive experience in the financial services industry. Her wealth of technology experience brings insight to the Board and its committees. In addition, her experience with major acquisitions and international expansion provides valuable input towards the Company’s growth plans.

Director Since: 2005 Age: 56 Board Committees: Audit and Executive Current Other Public Company Directorships: Centene Corporation
Martin Mucci

Mr. Mucci has served as President and Chief Executive Officer of the Company since September 2010. Mr. Mucci joined the Company in 2002 as Senior Vice President, Operations. Prior to joining Paychex, he held senior level positions with Frontier Telephone of Rochester, a telecommunications company, over the course of his 20-year career. Mr. Mucci was a member of the Board of Directors of Cbeyond, Inc. until it was purchased by Birch Communications in July 2014. He is a member of the Upstate New York Regional Advisory Board of the Federal Reserve Bank of New York and is a Trustee Emeritus of St. John Fisher College.

Specific qualifications and skills:

The Board has concluded that Mr. Mucci is qualified to serve as a director of the Company because he provides day-to-day leadership as the current Chief Executive Officer of Paychex, giving him intimate knowledge of the Company, its operations, challenges, and opportunities. In addition, Mr. Mucci’s educational background provides him with strong financial literacy.

Director Since: 2010 Age: 55 Board Committees: Executive (Chairman) Current Other Public Company Directorships: None

7	Paychex, Inc. 2015 Proxy Statement

Election of Directors

Joseph M. Tucci

Mr. Tucci has been the Chairman of the Board of Directors of EMC Corporation, the world leader in information infrastructure technology and solutions, since January 2006. He has been Chief Executive Officer and President of EMC Corporation since January 2001, and President since January 2000.

Specific qualifications and skills:

The Board has concluded that Mr. Tucci is qualified to serve as a director of the Company due to his extensive executive leadership experience as Chief Executive Officer of EMC Corporation. Mr. Tucci has spent over 40 years in the technology industry in senior roles at large, complex, and global technology companies. His experience with leading EMC through a period of dramatic revitalization, growth and market share gains, and new product introductions enables him to share knowledge of the challenges a company faces due to rapid changes in the marketplace.

Director Since:  2000

Age:  68

Board Committees:

Governance and Compensation (Chairman)

Current Other Public Company Directorships:

EMC Corporation (Chairman of the Board) and VMware, Inc. (Chairman of the Board)

Joseph M. Velli

Mr. Velli is a retired financial services and technology executive. For most of his career, Mr. Velli served as Senior Executive Vice President of The Bank of New York and as a member of the Senior Policy Committee. During his 22-year tenure with The Bank of New York, Mr. Velli’s responsibilities included heading Global Issuer Services, Global Custody and related Investor Services, Global Liquidity Services, Pension and 401(k) Services, Consumer and Retail Banking, Correspondent Clearing, and Securities Services. Most recently, he served as Chairman and Chief Executive Officer of ConvergEx Group, LLC, a provider of brokerage, software products and technology services from 2006 to 2013, and continued to serve on the ConvergEx Board in 2014. Mr. Velli was a member of the E*Trade Financial Corporation Board until October 2014. He joined the Board of Computershare Ltd. in October 2014. From time to time, he also provides advisory services to private equity firms.

Specific qualifications and skills:

The Board has concluded that Mr. Velli is qualified to serve as a director of the Company due to his extensive experience with securities servicing, capital markets, business to business, marketing, and M&A matters, as well as his public board experience. He plays a key role in the Board’s discussions of the Company’s investments and liquidity. Mr. Velli has extensive experience with acquisitions and business services, providing valuable insights on potential growth opportunities for the Company.

Director Since: 2007 Age: 57 Board Committees: Investment, Executive, and Governance and Compensation Current Other Public Company Directorships: Computershare Ltd. (Australian Exchange)

Paychex, Inc. 2015 Proxy Statement	8

Director Compensation

DIRECTOR COMPENSATION

FOR THE FISCAL YEAR ENDED MAY 31, 2015

Director compensation is set by the G&C Committee and approved by the Board. The Board’s authority cannot be delegated to another party. The Company’s management does not play a role in setting Board compensation. The Company compensates the independent directors of the Board using a combination of cash and equity-based compensation. Martin Mucci, President and Chief Executive Officer (“CEO”), receives no compensation for his services as director. Rather, the compensation received by Mr. Mucci in his role as President and CEO is shown in the Fiscal 2015 Summary Compensation Table, contained in the Named Executive Officer Compensation section of this proxy statement.

The table below presents the total compensation received from the Company by all directors for fiscal year ended May 31, 2015 (“fiscal 2015”).

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Total ($)
B. Thomas Golisano	$287,500	$—	$—	$287,500
Joseph G. Doody	$83,750	$62,800	$63,690	$210,240
David J.S. Flaschen	$116,250	$62,800	$63,690	$242,740
Phillip Horsley	$86,250	$62,800	$63,690	$212,740
Grant M. Inman	$96,250	$62,800	$63,690	$222,740
Pamela A. Joseph	$88,750	$62,800	$63,690	$215,240
Joseph M. Tucci	$93,750	$62,800	$63,690	$220,240
Joseph M. Velli	$91,250	$62,800	$63,690	$217,740

Fees Earned or Paid in Cash (Column (b))

The amounts reported in this column reflect the annual cash compensation paid to the independent directors during fiscal 2015, whether or not such fees were deferred. Annual cash compensation for independent directors is comprised solely of annual retainers, which are paid in quarterly installments. These retainers are paid for participation on the Board with separate retainers for committee membership. In addition to their committee membership retainers, the chairs of the Audit Committee and G&C Committee receive retainers in recognition for their time contributed in preparation for committee meetings. The annual retainers in effect since October 2014 are as follows:

Compensation Element	Amount
Annual cash retainer, applicable to all independent directors	$75,000
Audit Committee member annual retainer	$10,000
G&C Committee member annual retainer	$7,500
Investment Committee member annual retainer	$5,000
Executive Committee member annual retainer	$5,000
Audit Committee Chair annual retainer	$20,000
G&C Committee Chair annual retainer	$12,500

In October 2014, the annual cash retainer applicable to all independent directors was increased from $70,000 to $75,000. Mr. Golisano, who is not an independent director, receives an annual retainer of $300,000, increased from $250,000 in October 2014, for his services as Chairman of the Board, paid in quarterly installments. The Board received competitive market data on director compensation of companies in our compensation Peer Group from our independent consultants. Review of such information generated a change in compensation.

9	Paychex, Inc. 2015 Proxy Statement

Director Compensation

Equity Awards: Stock Awards (Column (c)) and Options Awards

(Column (d))

The amounts reported in these columns reflect the grant-date fair value of restricted stock awards and option awards, respectively, granted to each director, and do not reflect whether the recipient has actually received a financial gain from these awards (such as a lapse in the restrictions on a restricted stock award or by exercising stock options). For fiscal 2015, the equity-based compensation structure for independent directors was based on a total value of approximately $125,000 per director, with approximately 50% awarded in the form of stock options and 50% in the form of restricted stock. In July 2014, all independent directors received an annual equity award under the Paychex, Inc. 2002 Stock Incentive Plan (the “2002 Plan”), as amended and restated October 13, 2010 composed of the following:

	Restricted Stock Awards	Option Awards
Grant Date	July 9, 2014	July 9, 2014
Exercise Price	NA	$41.70
Quantity	1,506	10,850
Fair Value (1)	$41.70	$5.87
Vesting Schedule	On the first anniversary of the date of grant.	On the first anniversary of the date of grant.
Certain Restrictions	Shares may not be sold during the director’s tenure as a member of the Board, except as necessary to satisfy tax obligations.
Other (2)	Upon the discretion of the Board, unvested shares may be accelerated in whole or in part for certain events including, but not limited to, director retirement.	Unvested options outstanding upon the retirement of a Board member will be canceled.

(1)

The fair value of restricted stock awards is determined based on the closing price of the underlying common stock on the date of grant. The fair value of stock option awards is determined using a Black-Scholes option pricing model. The assumptions used in determining the fair value of $5.87 per share for these options were: risk-free rate of 2.2%; dividend yield of 3.7%; volatility factor of 0.21; and expected option term life of 6.5 years.

(2)	Retirement eligibility for this purpose begins at age 55 or older with ten years of service as a member of the Board.

As of May 31, 2015, each director had the following equity awards outstanding:

Director	Restricted Stock Outstanding (Shares)	Stock Options Outstanding (Shares)
Joseph G. Doody	1,506	55,291
David J.S. Flaschen	1,506	81,712
Phillip Horsley	1,506	49,526
Grant M. Inman	1,506	81,712
Pamela A. Joseph	1,506	81,712
Joseph M. Tucci	1,506	91,712
Joseph M. Velli	1,506	78,712

Paychex, Inc. 2015 Proxy Statement	10

Director Compensation

Subsequent Events

In July 2015, the Board granted each independent director 11,489 options to purchase shares of the Company’s common stock at an exercise price of $47.43 per share and 1,308 shares of restricted stock. The terms of these awards were similar to the equity awards granted in July 2014. The award quantities are based on an estimated total value of approximately $125,000 per director.

Deferred Compensation Plan

We maintain a non-qualified and unfunded deferred compensation plan in which all independent directors are eligible to participate. Directors may elect to defer up to 100% of their Board cash compensation. The Company does not contribute to this plan. Gains and losses are credited based on the participant’s selection of a variety of designated investment choices, which the participant may change at any time. We do not match any participant deferral or guarantee a certain rate of return. The interest rates earned on these investments are not above-market or preferential. Refer to the Non-Qualified Deferred Compensation table and discussion within the Named Executive Officer Compensation section of this proxy statement for a listing of investment funds available to participants and the annual rates of return on those funds. During fiscal 2015, no directors deferred compensation under the plan.

Benefits

We reimburse each director for expenses associated with attendance at Board and committee meetings.

Stock Ownership Guidelines

The G&C Committee set stock ownership guidelines for our independent directors with a value of five times his or her annual Board retainer, not including any committee retainers. The ownership guidelines were established to provide long-term alignment with stockholders’ interests. The independent directors are expected to attain the ownership guideline within five years after the later of first becoming a director or the initial adoption of the guideline. Directors must hold underlying stock received through restricted stock awards until their service on the Board is complete, with the exception of those shares sold as necessary to satisfy tax obligations. For the purpose of achieving the ownership guideline, restricted stock awarded to the directors is included. All independent directors are compliant with the stock ownership guidelines.

Prohibition on Hedging or Speculating In Company Stock

Directors must adhere to strict standards with regards to trading in Paychex stock. Also, the Company prohibits directors from hedging Paychex stock. They may not, among other things:

•	speculatively trade in Paychex stock;

•	short sell any securities of the Company; or

•	buy or sell puts or calls on the Company’s securities.

11	Paychex, Inc. 2015 Proxy Statement

Beneficial Ownership

BENEFICIAL OWNERSHIP OF PAYCHEX COMMON STOCK

The following table contains information, as of July 31, 2015, on the beneficial ownership of the Company’s common stock by:

•

each principal stockholder known to be a beneficial owner of more than 5% of the Company’s common stock. This includes any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	each director and nominee for director;

•	each of the Company’s named executive officers (“NEO”s); and

•	all directors, NEOs, and executive officers of the Company as a group.

Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or disposition power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days by exercise of options. This information is based upon reports filed by such persons with the SEC.

Name	Amount of Shares Owned (1)	Non-vested Shares of Restricted Stock (2)	Stock Options Exercisable by September 29, 2015 (3)	Total Shares Beneficially Owned	Percent of Class
Principal Shareholders:
B. Thomas Golisano (4),(5),(6) 1 Fishers Road Pittsford, NY 14534	37,934,019	—	—	37,934,019	10.4%
Vanguard Group Inc. (7) PO Box 2600 V26 Valley Forge, PA 19482-2600	18,964,267	—	—	18,964,267	5.2%

Directors:
B. Thomas Golisano (4),(5),(6)	37,934,019	—	—	37,934,019	10.4%
Joseph G. Doody	10,996	1,308	55,291	67,595	**
David J.S. Flaschen	34,601	1,308	81,712	117,621	**
Phillip Horsley (6)	106,554	1,308	49,526	157,388	**
Grant M. Inman (6)	199,263	1,308	81,712	282,283	**
Pamela A. Joseph	17,394	1,308	81,712	100,414	**
Martin Mucci	137,363	98,693	938,165	1,174,221	**
Joseph M. Tucci	42,865	1,308	81,712	125,885	**
Joseph M. Velli	19,227	1,308	78,712	99,247	**

Named Executive Officers:
Martin Mucci	137,363	98,693	938,165	1,174,221	**
Efrain Rivera	23,210	22,369	185,328	230,907	**
Mark A. Bottini	19,548	22,369	104,431	146,348	**
John B. Gibson	2,802	22,369	38,022	63,193	**
Michael E. Gioja	26,898	22,369	163,121	212,388	**
All directors, NEOs, and executive officers of the Company as a group (16 persons)	38,635,873	231,685	2,321,990	41,189,548	11.3%

**   Indicates that percentage is less than 1%.

(1)

This column reflects shares held of record and Company shares owned through a bank, broker, or other holder of record. For executive officers, this also includes shares owned through the Paychex, Inc. 401(k) Incentive Retirement Plan (the “401(k) Plan.”)

Paychex, Inc. 2015 Proxy Statement	12

Beneficial Ownership

(2)

This column includes restricted stock awards to independent directors and executive officers that have not yet vested. These non-vested restricted stock awards have voting and dividend rights, and thus are included in beneficial ownership.

(3)

This column includes shares that may be acquired upon exercise of options, which are exercisable on or prior to September 29, 2015. Under SEC rules, shares that may be acquired within 60 days are included in beneficial ownership.

(4)

Included in shares beneficially owned for Mr. Golisano are 278,068 shares owned by the B. Thomas Golisano Foundation, of which Mr. Golisano is a member of the foundation’s six-member board of trustees. Mr. Golisano disclaims beneficial ownership of these shares.

(5)	Mr. Golisano has 7,750,295 shares pledged as security.

(6)

Included in shares beneficially owned are shares held in the names of family members, trusts, or other entities: Mr. Golisano — 68,679 shares; Mr. Horsley — 105,048 shares; and Mr. Inman — 136,949 shares.

(7)	Beneficial ownership is based on information contained in the Form 13F filed with the SEC on August 13, 2015 by Vanguard Group Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers, and beneficial owners of more than 10% of the Company’s common stock to file reports of their ownership and changes in their ownership of the Company’s equity securities with the SEC. Based solely on our review of information supplied to the Company and filings made with the SEC, the Company believes that during fiscal 2015, its directors, executive officers, and greater than 10% beneficial owners have complied in a timely manner with all applicable Section 16 filing requirements.

13	Paychex, Inc. 2015 Proxy Statement

Corporate Governance

CORPORATE GOVERNANCE

The Board recognizes the fundamental principle that good corporate governance is critical to organizational success and the protection of stockholder value. As such, the Board has adopted a set of Corporate Governance Guidelines as a statement of principles guiding the Board’s conduct. These principles are intended to be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation, By-laws, and other governing documents. A copy of these guidelines can be found on our website at: http://investor.paychex.com/governance.

Board Leadership Structure

The Board’s current leadership structure is comprised of:

•	Chairman of the Board and non-independent director (Mr. Golisano);

•	the President and CEO as a non-independent director (Mr. Mucci);

•	an independent director serving as a Lead Independent Director (Mr. Tucci); and

•	Audit, Governance and Compensation, and Investment committees led by independent directors.

The Board believes this structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. The Board currently separates the role of Chairman of the Board from the CEO. We believe that the Company is best served by having a Chairman who has in-depth knowledge of the Company’s operations and the industry, but is not involved in the day-to-day operations of the Company. Mr. Golisano’s extensive experience as founder and former CEO qualifies him to lead the Board, particularly as it focuses on strategic risks and opportunities facing the Company.

Our Lead Independent Director has responsibility for conducting regularly scheduled executive sessions of the independent directors and such other responsibilities as the independent directors may assign. Regularly scheduled executive sessions of the independent members of the Board, without members of management present, are held in conjunction with meetings of the Board. As appropriate, matters presented to the Board by the G&C Committee are reviewed and discussed in executive session by the independent directors.

Board Oversight of Risk

One of the most important functions of the Board is oversight of risks inherent in the operation of the Company’s business. Senior management is responsible for the day-to-day management of risks facing the Company. The Board implements its risk oversight function both as a whole and through delegation to Board committees. The Board receives regular reports from officers on particular risks to the Company, through review of the Company’s strategic plan, and through regular communication with its committees. The Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk management function. In general, the committees oversee the following risks:

•	The Audit Committee oversees risks related to financial controls; legal, regulatory, and compliance risks; data security risk; and fraud risk.

•	The Investment Committee has established a policy outlining risk-tolerance and detailing requirements for the Company’s investment portfolios, and oversees compliance with that policy.

•

The G&C Committee oversees risks related to compensation programs, as discussed in greater detail herein, as well as risks related to corporate governance matters including succession planning, director independence, and related person transactions.

Paychex, Inc. 2015 Proxy Statement	14

Corporate Governance

The responsibilities of each committee are detailed in the individual committee charters, summarized in the “Board Meetings and Committees” section that follows.

The G&C Committee regularly reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. As part of its risk oversight, the G&C Committee conducts an annual assessment of risks arising from the Company’s compensation programs. The G&C Committee reviewed such programs with its independent compensation consultant. The G&C Committee’s assessment included identification of risk with the various forms of compensation, the inherent risk in performance-based compensation metrics, and existing risk mitigation controls. Risk mitigation includes, but is not limited to, the balance of fixed and variable compensation, the balance of short- and long- term compensation, stock ownership guidelines, level of oversight, and controls over financial reporting. Based on this review, the G&C Committee concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Board Meetings and Committees

Our Corporate Governance Guidelines require that our Board meet at least four times per year. The Board held four meetings in fiscal 2015. To the extent practicable, directors are expected to attend all Board meetings and meetings of the committees on which they serve. During fiscal 2015, each director attended more than 90% of the Board meetings and committee meetings on which the director served. Directors are expected to attend the Company’s Annual Meetings of Stockholders. All of our current directors attended the 2014 Annual Meeting of Stockholders. All directors are independent within the meaning of applicable SEC and NASDAQ director independence standards, with the exception of Mr. Golisano and Mr. Mucci.

The Board has established four standing committees with the following responsibilities and director assignments:

Audit Committee
Committee Members: (1) David J.S. Flaschen (Chair) (2) Joseph G. Doody Grant M. Inman Pamela A. Joseph 6 Meetings in fiscal 2015

•  Serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system, and financial risk management processes;

•  Review the performance and independence of the Company’s independent accountants;

•  Review and appraise the performance of the Company’s internal auditors;

•  Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors, and the Board; and

• Review significant risk exposures and processes to monitor, control, and report such exposures, annually reporting on such information to the Board.

Executive Committee
Committee Members: Martin Mucci (Chair) B. Thomas Golisano Pamela A. Joseph Joseph M. Velli 1 Meeting in fiscal 2015	• Exercise all the powers and authority of the Board except as limited by law.

15	Paychex, Inc. 2015 Proxy Statement

Corporate Governance

Investment Committee
Committee Members: Grant M. Inman (Chair) David J.S. Flaschen Phillip Horsley Joseph M. Velli 1 Meeting in fiscal 2015

•  Review the Company’s investment policies and strategies, and the performance of the Company’s investment portfolios; and

•  Determine that the investment portfolios are managed in compliance with the established investment policy.

Governance and Compensation Committee
Committee Members: (3) Joseph M. Tucci (Chair) David J.S. Flaschen Phillip Horsley Grant M. Inman Joseph M. Velli 3 Meetings in fiscal 2015 (4)

•  Evaluate and determine compensation for the directors, CEO, and senior executive officers;

•  Provide general oversight with respect to governance of the Board, including periodic review and assessment of corporate governance policies;

•  Evaluate compensation policies for mitigating factors on risk that are reasonably likely to have a material adverse effect on the Company;

•  Identify, evaluate, and recommend to the Board candidates for nomination for election to the Board; and

•  Review annually the independence of directors.

(1)	All members of the Audit Committee meet the independence, experience, and other applicable NASDAQ listing requirements and applicable SEC rules regarding independence.

(2)	Mr. Flaschen qualifies as an “Audit Committee Financial Expert,” as defined by applicable SEC rules.

(3)	All members of the G&C Committee meet the NASDAQ independence criteria.

(4)	Due to scheduling constraints, the third meeting was held on June 1, 2015.

The Audit, Investment, and G&C Committees’ responsibilities are more fully described in each committee’s charter adopted by the Board, which are accessible on the Company’s website at http://investor.paychex.com/governance.

Nomination Process

The G&C Committee is responsible for recommending candidates to the full Board to either fill vacancies or stand for election at each annual meeting of stockholders. The committee follows the Board’s Nomination Policy, which is included in the G&C Committee Charter. The Board does not have a formal policy regarding diversity. However, the Board has determined that it is necessary for the continued success of the Company to ensure that the Board is composed of individuals having a variety of complementary experience, education, training, and relationships relevant to the then-current needs of the Board and the Company.

In evaluating candidates for nomination to the Board, including candidates for nomination recommended by a stockholder, the Nomination Policy requires G&C Committee members to consider the contribution that a candidate for nomination would be expected to make to the Board and the Company. This is based upon the current composition and needs of the Board, and the candidate’s demonstrated business judgment, leadership abilities, integrity, prior experience, education, training, relationships, and other factors that the Board determines relevant. In identifying candidates for nomination to fill vacancies created by the expiration of the term of any incumbent director, the Nomination Policy requires G&C Committee members to determine whether such incumbent director is willing to stand for re-election and, if so, to take into consideration the value to the Board and to the Company of their continuity and familiarity with the Company’s business. The Board has previously used a third-party search firm to identify director candidates and the G&C Committee is authorized by its charter to continue this practice.

Paychex, Inc. 2015 Proxy Statement	16

Corporate Governance

The Nomination Policy requires the G&C Committee to consider candidates for nomination to the Board recommended by any reasonable source, including stockholders. Stockholders who wish to do so may recommend candidates for nomination by identifying such candidates and providing relevant biographical information in written communications to the Chairman of the G&C Committee in accordance with the policy described in the section entitled “Communications with the Board of Directors.”

Policy on Transactions with Related Persons

Related persons include our executive officers, directors, director nominees, and holders of more than 5% of the Company’s common stock, as well as their immediate family members. It is generally the Company’s policy to avoid transactions with related persons. However, there may be occasions when a transaction with a related person is in the best interest of the Company. The Company’s policies and procedures for review and approval of related-person transactions appear in the Company’s Standards of Conduct, Conflict of Interest, and Employment of Relatives Standards, which are internally distributed, and in the Company’s Code of Business Ethics and Conduct, which is posted on the Company’s website at http://investor.paychex.com/governance.

Officers are required to disclose any potential conflicts of interest or related party transactions, which include: certain financial interests in or relationships with any supplier, customer, partner, subcontractor, or competitor; and engaging in any activity that could create the appearance of a conflict of interest, including financial involvement or dealings with employees or representatives of the types of entities listed above. Annually, officers and directors complete a Director’s and Officer’s Questionnaire, within which we request information regarding whether the individual or any member of their immediate family had any interest in any actual or proposed transaction with the Company or any of its subsidiaries where the amount involved exceeded $120,000. The individuals are also asked about any other economic relationships that might be conflicts of interest. The responses are reviewed by our Financial Reporting and Legal Departments to determine if a conflict of interest exists related to any such transaction. For officers, the Company’s Chief Financial Officer (“CFO”) oversees the review of such transactions.

Members of the Board are required to disclose to the Chairman of the Board or the Chairman of the G&C Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company, including engaging in any conduct or activities that would impair the Company’s relationship with any person or entity with which the Company has or proposes to enter into a business or contractual relationship.

The Financial Reporting department annually reviews the Company’s listing of related parties for determination of potential related-person transactions that would be discloseable in the Company’s periodic reports or under United States (“U.S.”) generally accepted accounting principles (“GAAP”) and SEC rules or proxy materials under SEC rules. The G&C Committee is required to consider all questions of possible conflicts of interest of Board members and executive officers, including review and approval of transactions of the Company in excess of $120,000 in which a director, executive officer, or an immediate family member of a director or executive officer has an interest. The factors considered by the G&C Committee in their review, include: the business objective of the transaction; the individual’s involvement in the transaction; whether the transaction would impact the judgment of the officer or director to act in the best interest of the Company; and any other matters the G&C Committee deems appropriate. For fiscal 2015, no instances of conflict or non-compliance have occurred. Should a conflict of interest be identified, relevant information and circumstances would be reviewed to determine if action is required relative to continuing the arrangement.

For fiscal 2015, the following transactions in excess of $120,000 were identified and communicated to the G&C Committee:

•

Mr. Tucci, a member of our Board, is the Chairman of the Board, Chief Executive Officer and President of EMC Corporation. During fiscal 2015, the Company purchased through negotiated transactions approximately $6.9 million of data processing equipment and software from EMC Corporation. Mr. Tucci was not personally involved in the negotiation of these transactions.

17	Paychex, Inc. 2015 Proxy Statement

Corporate Governance

•

Mr. Doody, a member of our Board, is the Vice Chairman of Staples, Inc. During fiscal 2015, the Company purchased through negotiated transactions approximately $1.7 million of office supplies from Staples, Inc. Mr. Doody was not personally involved in the negotiation of these transactions.

•

Mr. Golisano, Chairman of the Board of the Company, is a member of the board of trustees of the Rochester Institute of Technology. During fiscal 2015, the Company spent approximately $139,000 primarily related to tuition for Company employees with the Rochester Institute of Technology. Mr. Golisano was not personally involved in the negotiation of these transactions.

•

Ms. Joseph, a member of our Board, is the former Chairperson of Elavon. During fiscal 2015, the Company received $0.4 million from Elavon related to a revenue sharing arrangement for merchant processing services. Ms. Joseph was not personally involved in the negotiation of this arrangement.

Governance and Compensation Committee Interlocks and Insider Participation

None of the members of the G&C Committee were at any time during fiscal 2015, or at any other time, an officer or employee of the Company. Mr. Tucci, a member of the Board, is Chairman of the G&C Committee, and is also an executive of EMC Corporation. As previously noted, the Company purchases data processing equipment and software from EMC Corporation. During fiscal 2015, no member of the G&C Committee or Board was an executive officer of another entity on whose compensation committee or board of directors an executive officer of Paychex served.

Communications with the Board of Directors

The Board has established procedures to enable stockholders and other interested parties to communicate in writing with the Board, including the chairman of any standing committee of the Board. Written communications should be clearly marked: “Stockholder and Other Interested Parties — Board Communication,” and be mailed to Paychex, Inc. at 911 Panorama Trail South, Rochester, New York, 14625-2396, Attention: Corporate Secretary. In the case of communications intended for committee chairmen, the specific committee must be identified. Any such communications that do not identify a standing committee will be forwarded to the Board. The Corporate Secretary will promptly forward all stockholder and other interested party communications to the Board or to the appropriate standing committee of the Board, as the case may be.

CODE OF BUSINESS ETHICS AND CONDUCT

The Company has a Code of Business Ethics and Conduct that applies to all of its directors, officers, and employees. The Company requires all of its directors, officers, and employees to adhere to this code in addressing legal and ethical issues that they encounter in the course of doing their work. This code requires our directors, officers, and employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. All newly hired employees are required to certify that they have reviewed and understand this code. In addition, each year all employees are reminded of and asked to affirmatively acknowledge their obligation to follow the code. The Code of Business Ethics and Conduct is available for review on the Company’s website at http://investor.paychex.com/governance. The Company intends to disclose any amendment to, or waiver from, a provision of its Code of Business Ethics and Conduct that relates to any element of the code of ethics definition enumerated in Item 406 of SEC Regulation S-K by posting such information on its website at the address specified above.

Paychex, Inc. 2015 Proxy Statement	18

Say-on-Pay Vote

PROPOSAL 2  ● ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Proposal Snapshot

What am I voting on?

Stockholders are being asked to approve, on an advisory basis, the compensation of our NEOs as described in the Compensation Discussion and Analysis (the “CD&A”) and the Named Executive Officer Compensation sections of this proxy statement.

Voting Recommendation

The Board recommends a vote FOR the advisory vote approving NEO compensation, as disclosed in this proxy statement.

We are asking our stockholders to provide advisory approval of the compensation of our NEOs. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders an opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies, and practices as described in this proxy statement. Our stockholders are given the opportunity to vote, on a non-binding, advisory basis, on say-on-pay proposals annually, with the next opportunity to vote on such a proposal being the 2016 Annual Meeting of Stockholders. Before you vote, we encourage you to read the CD&A and Named Executive Officer Compensation sections of this proxy statement, which provide detailed information on the Company’s compensation policies and practices, and overall compensation of our NEOs.

Compensation Programs Highlights

Our executive compensation programs are designed to attract, motivate, and retain highly qualified NEOs, who are critical to our success. We strongly believe that our executive compensation - both pay opportunities and pay actually realized - should be tied to Company performance. Under our compensation programs, the NEOs are rewarded for the achievement of specific annual and longer-term strategic and financial goals of the Company. Some key aspects of our compensation programs that you should consider are:

•

NEO compensation is evaluated and determined by our G&C Committee, which is entirely comprised of independent directors. This committee utilizes the services of an independent consultant to advise them on matters of executive compensation.

•

Our executive compensation program is designed to implement core compensation principles, including alignment with stockholders’ interests, long-term value creation, and pay-for-performance. A significant portion of pay is at risk where the amount realized will be dependent on achievement of financial targets or, in the case of certain time-vested equity awards, the value of the Company’s stock.

•	A mix of annual and long-term incentive programs creates a balance between short-term and long-term focus, reducing risk in the compensation programs.

•	Our equity-based, long-term incentive awards include a mix of options, time-vested restricted stock awards, and performance shares.

In addition, we have responsible compensation practices that ensure consistent leadership and decision-making, certain of which are intended to mitigate risk. These include:

•	Stock ownership guidelines for directors and executive officers, designed to align the executives’ long-term financial interests with those of our stockholders.

•	Prohibition of hedging of the Company’s stock for both directors and executive officers.

19	Paychex, Inc. 2015 Proxy Statement

Say-on-Pay Vote

•	A long-standing insider trading policy.

•

Certain recoupment, non-compete, and other forfeiture provisions within our Annual Officer Performance Incentive Program (the “annual incentive program”) and equity-based compensation agreements. These allow the Company to cancel all or any outstanding portion of equity awards and recoup the gross value of any payouts under the annual incentive program, vested restricted shares, or profits from exercises of options.

Advisory Vote

The G&C Committee, along with the Board, believe that the policies, procedures, and amounts of compensation discussed here, and described further in this proxy statement, are effective in achieving the desired goals of aligning our executive compensation structure with the interests of our stockholders. To indicate approval of our NEO compensation, a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting must be voted for the proposal.

This say-on-pay vote is advisory, and therefore is not binding on the Company, the G&C Committee, or our Board. Our Board values the opinions of our stockholders and, to the extent that there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the G&C Committee will evaluate whether actions are necessary to address these concerns.

The Board recommends a vote FOR the advisory vote to approve the NEO compensation, as disclosed in this proxy statement.

Paychex, Inc. 2015 Proxy Statement	20

CD&A

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Introduction

The CD&A provides you with a description of our executive compensation policies and programs, the decisions made by the G&C Committee regarding executive compensation, and the factors contributing to those decisions. This discussion focuses on the compensation of our NEOs for fiscal 2015, who were:

Name	Title
Martin Mucci	President and Chief Executive Officer (principal executive officer)
Efrain Rivera	Senior Vice President, Chief Financial Officer, and Treasurer (principal financial officer)
Mark A. Bottini	Senior Vice President, Sales
John B. Gibson	Senior Vice President, Service
Michael E. Gioja	Senior Vice President, Information Technology, Product Management and Development

Business and Financial Highlights

Our mission is to be the leading provider of payroll, human resource, insurance, and benefits outsourcing by being an essential partner with America’s businesses. We believe success in this mission will lead to strong long-term financial performance.

Our executive compensation is tied to financial and operational performance and is intended to drive sustained, long-term increases in stockholder value. We delivered solid financial results for fiscal 2015. Reported financial results for fiscal 2015 and the respective growth percentages compared to the fiscal year ended May 31, 2014 (“fiscal 2014”) were as follows:

•	Total service revenue of $2.7 billion, an increase of 9%.

•	Payroll service revenue of $1.7 billion, an increase of 4%.

•	Human Resource Services revenue reached a milestone of $1.0 billion, an increase of 18%.

•	Total revenue of $2.7 billion, an increase of 9%.

•	Operating income, net of certain items (refer to note 1 below), also reached a milestone of $1.0 billion, an increase of 7%.

•	Net income of $674.9 million, an increase of 8%.

•	Diluted earnings per share was $1.85, an increase of 8%.

•	Strong operating cash flows of $895.2 million.

Note 1: Operating income, net of certain items, differs from what is reported under U.S. GAAP as operating income. Refer to Appendix C for a description of this non-GAAP financial measure and for a reconciliation of this measure to our operating income results as reported under U.S. GAAP.

21	Paychex, Inc. 2015 Proxy Statement

CD&A

Key Accomplishments:

Strong operational execution: We had solid execution in operations, as demonstrated by client satisfaction results that remained high. We achieved record levels of client retention, in excess of 82% of our beginning client base for fiscal 2015. We ended fiscal 2015 with approximately 590,000 payroll clients, an increase of 2% over the prior fiscal year.

Strong sales execution: We have made strong progress in the area of sales execution, with fiscal 2015 seeing strong growth in new annualized revenue sold.

Invested in leading-edge technology: We continued to invest in our software-as-a-service (“SaaS”) solutions and mobility applications to position us for long-term growth. Some key investments include, but are not limited to, the following:

•    We introduced our Paychex FlexSM platform, an industry-leading, cloud-based solution that streamlines workforce management through innovative technology and flexible choice of service;

•    We expanded our mobile applications by introducing mobile applications for our Paychex Accounting Online® services, time and attendance, and our expense management solution; and

•    We released the newest version of our applicant tracking system, myStaffingPro®, which has expanded mobility and new features. These new features are designed to enhance the candidate experience by reducing data entry, improving completion rates, and providing the ability to create candidate differentiators.

Expanded portfolio of value-added services: We acquired nettime solutions, LLC, a leading cloud-based time and attendance solutions provider. This small-business acquisition pairs our exceptional customer service with the SaaS time and attendance technology of a market leader. We also saw strong market acceptance of our full-service Paychex Employer Shared Responsibility offering, which aides clients with navigation of the complexities of health care reform.

Stockholder-friendly actions: We returned capital to our stockholders. In May 2014, the Board authorized the repurchase of up to $350 million of our common stock, with the authorization expiring May 31, 2017. During fiscal 2015, we repurchased 3.9 million shares for $182.4 million. In July 2014, we increased our quarterly dividend by 9% to $0.38 per share.

For more information about our fiscal 2015 business results, see the section of our Fiscal 2015 Annual Report on Form 10-K (“Form 10-K”) titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

How Pay is Tied to Company Performance

Our executive compensation programs are designed to ensure that the interests of the Company’s senior leaders are appropriately aligned with those of its stockholders by rewarding performance that meets established business and individual goals. Key features of the program that tie to Company performance are:

•

A significant portion of our NEO’s annual compensation is “at risk” based on performance. For fiscal 2015, variable pay represented 85% of target total compensation for our CEO, and 74% of target total compensation on average for our other NEOs.

•

Variable compensation is comprised of an annual cash incentive program and longer-term equity-based incentives. Performance shares provide the opportunity for restricted stock to be awarded if pre-established financial goals are met for a two-year performance period. Time-vested stock options and restricted stock awards provide value based on our stock price performance.

•

Target compensation for the annual incentive program and performance shares is established at the beginning of the performance period by the G&C Committee. NEOs have an opportunity to earn actual compensation that varies from target based on achievement against pre-established performance metrics.

Paychex, Inc. 2015 Proxy Statement	22

CD&A

•

Performance targets incorporated into our executive compensation programs include the metrics of service revenue (a measure of business growth) and operating income, net of certain items (our measure of profitability).

•

The financial measures used as targets for the annual incentive program and the performance shares are linked directly to our annual and longer-term strategic business plans that are reviewed and approved by the Board.

The pay mix at target for our CEO and other NEOs for fiscal 2015 is displayed below.

The following illustrates the three-year directional relationship between Company performance, based on two of our key financial metrics, and the total compensation of our CEO as reported in the Summary Compensation Table in the Named Executive Officer Compensation section of this proxy statement.

Amounts realized in fiscal 2015 related to performance-based compensation programs for fiscal 2015 and prior years included the following:

•

Payouts under the annual incentive program for fiscal 2015 were earned at 108% of target for the CEO and 106% of target for the Senior Vice Presidents (“SVPs”). Achievement was measured against financial targets established at the beginning of fiscal 2015.

23	Paychex, Inc. 2015 Proxy Statement

CD&A

•

The two-year performance period for the performance shares granted in July 2013 ended on May 31, 2015. The financial targets were set at the beginning of this two-year period, and were based on economic trends experienced at that time. Achievement against these targets resulted in restricted shares earned at 117% of target.

Refer to the section entitled “Elements of Compensation” and the subsections of “Annual Officer Performance Incentive Program” and “Equity-Based Compensation” within this CD&A for a more detailed discussion of variable compensation, performance targets established, and actual results against those targets.

Reported Compensation Versus Pay Actually Realized

The accompanying graph illustrates the difference between reported compensation in the Fiscal 2015 Summary Compensation Table and the pay actually realized by our CEO for the fiscal year ended May 31, 2013 (“fiscal 2013”), fiscal 2014, and fiscal 2015. We believe this supplemental information is important since a significant portion of reported compensation is an incentive for future performance and realizable only if the Company meets or exceeds the applicable performance measures, or is based on the Company’s stock-price performance. The primary difference between reported compensation and pay actually realized is related to equity-based awards. In reported compensation, equity-based awards are included in the year granted at grant-date fair value. In pay actually realized, equity-awards are included at the value realized upon lapse of restricted stock awards or exercise of stock option awards.

The total realized compensation for fiscal year 2015 was positively impacted by improvement in our stock price, which was reflected in higher amounts realized from restricted stock lapses and option exercises.

Results of the 2014 Say-on-Pay Vote

At the 2014 Annual Meeting of Stockholders held in October 2014, over 93% of the total stockholder votes cast were in favor of the Company’s NEO compensation as presented in our 2014 Proxy Statement. The G&C Committee considered this favorable outcome and believed it conveyed our stockholders’ support of the

Paychex, Inc. 2015 Proxy Statement	24

CD&A

committee’s decisions and the existing executive compensation programs. As we evaluated our compensation practices and talent needs throughout fiscal 2015, we remained mindful of the strong support for our compensation policies and practices communicated by our stockholders at the last annual meeting. As a result, the G&C Committee retained the core design of our executive compensation programs as it believes the program continues to attract, retain, and provide appropriate incentive for senior management. At the 2015 Annual Meeting, we will again hold an advisory vote to approve NEO compensation and the G&C Committee will continue to consider results from this and future advisory votes to approve NEO compensation.

Highlights of Executive Compensation Practices

The Board maintains governance standards and oversight of our executive compensation policies and practices. The following governance practices were in place during fiscal 2015, and these practices, among other elements of our compensation programs, aid in mitigating risk associated with our compensation programs.

What We Do
☑	Pay for performance. As previously discussed, a significant portion of executive pay is not guaranteed, but rather tied to key financial metrics that are disclosed to our stockholders.

☑

Mitigate undue risk in compensation programs. The executive compensation program includes features that reduce the possibility of the NEOs, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of longer-term value.

☑	Balance of short-term and long-term incentives. Our incentive programs provide an appropriate balance of annual and longer-term incentives.

☑	Capped award payouts. Amounts or shares that can be earned under the annual incentive program, as well as under the longer-term performance share and performance option awards, are capped.

☑

Share ownership guidelines. There are restrictions on sales of vested awards until a NEO has attained ownership of the Company’s stock as follows: CEO – three times base salary; SVPs – two times base salary; and Vice Presidents (“VP”s) – one times base salary.

☑	Include double-trigger change in control provisions. Our Change in Control Plan for officers is a “double-trigger” arrangement, requiring change in control and a subsequent termination of employment.

☑

Include recoupment, non-compete, and other forfeiture provisions in our equity-award provisions and annual incentive program. Our annual incentive program and equity-based compensation agreements contain certain recoupment, non-compete, and other forfeiture provisions that will allow the Company to cancel all or any outstanding portion of equity awards and recover the payouts under the annual incentive program, gross value of any vested restricted shares, or profits from exercises of options.

☑	Utilize an independent compensation consulting firm. The G&C Committee benefits from its utilization of an independent compensation consulting firm, which provides no other services to the Company.

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What We Don’t Do
☒	No employment agreements. We do not have employment contracts for our NEOs. Employment of all of our executive officers is “at will.”

☒

No significant perquisites. The benefits our NEOs receive in the form of health insurance, life insurance, and Company matching contributions to the 401(k) Plan are the same benefits generally available to all of our employees.

☒

No hedging or short sales transactions permitted. Our executive officers, including NEOs, and directors are prohibited from engaging in any hedging or other similar types of transactions with respect to the Company’s common stock.

☒	No dividends or dividend equivalents on unearned performance shares. Performance share awards do not earn or pay dividends until the shares are earned.

Refer to the remainder of this CD&A for a detailed discussion of the overall compensation philosophy, practice, and analysis of elements of the compensation awarded to our NEOs as provided in the Fiscal 2015 Summary Compensation Table, included in the Named Executive Officer Compensation section of this proxy statement.

Elements of Compensation

We use a combination of compensation elements, including base salary, annual incentive program, and equity-based awards delivered under our 2002 Plan. Each element and the related compensation decisions and results for fiscal 2015 are discussed on pages 27 through 33.

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Summary of Fiscal 2015 Elements of Compensation

(1)	Comprised of non-qualified performance stock options. These were granted in July 2011, and to newly hired executives thereafter, as incentive to achieve long-term strategic goals.

Fiscal 2015 Compensation Results

Base Salary

We pay base salary to attract talented executives and to provide a fixed base of cash compensation. Base salaries are reviewed annually. Our practice is to make targeted base salary increases as determined necessary based on performance, market information, and scope of responsibilities. For fiscal 2015, all NEO’s received a base salary increase based on these factors, bringing them closer to the median of our Peer Group.

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Annual Officer Performance Incentive Program

The annual incentive program was established to motivate NEOs to meet the financial goals set by the Company as presented to its stockholders, while maintaining alignment with stockholders’ interests. The G&C Committee set a goal for net income of $400 million for fiscal 2015 as the minimum performance hurdle for the NEOs to be eligible for payout under the program. The Company achieved this net income goal for fiscal 2015. The annual incentive program is intended to comply with section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for NEOs affected by the $1 million limitation on deductible compensation. Upon achievement of the minimum eligible performance, payouts under our annual incentive program are determined based upon the satisfaction of certain quantitative and qualitative components.

The quantitative component consists of certain predetermined performance targets, which are established at the beginning of each fiscal year, typically based on the Board-approved fiscal year financial plan. The targets for payout are established by the G&C Committee with consultation of management. The performance targets established are intended to provide a balance between growing revenue and managing expenses. Once a target is determined, it is set for the year and is normally not changed. For extraordinary circumstances, the G&C Committee reserves the right to apply discretion.

The qualitative component of the annual incentive program consists of individual-specific qualitative goals established at the beginning of the fiscal year based on functions unique to the individual. The CEO can potentially receive up to 20% of base salary and all other NEOs can potentially receive up to 10% of base salary. The assessment of these goals is subjective and is not always based on quantifiable financial measurements. The G&C Committee may determine, at its sole discretion, whether satisfactory achievement has occurred, regardless of achievement against the pre-established individual goals. At its discretion for fiscal 2015, the G&C Committee awarded most of the NEOs all of the qualitative portion of the awards. The qualitative component of the annual incentive program is not considered material to the overall compensation for each NEO.

The weighting of each quantitative performance target is determined by the G&C Committee when the targets are established, and this weighting varies for each NEO based on the individual’s position. Each of the performance targets applicable to a NEO’s annual incentive program provide the NEO an opportunity to earn a percentage of their annualized base salary based on achievement at threshold, target, and maximum. The total percentage of base salary for all performance measures that the NEOs have the opportunity to earn are as follows:

	Quantitative Component
Position	Threshold	Target	Maximum	Qualitative Component
CEO	30%	110%	180%	20%
SVP	25%	75%	120%	10%

Thresholds are set as the floor with any achievement below threshold resulting in no payout for the respective performance metric. Maximums are set as a ceiling on the amount of payout a NEO can receive for each performance metric.

The performance metrics for the fiscal 2015 annual incentive program for the NEOs were established as follows:

	Fiscal 2015 Year-over-Year Growth Rates			% of Plan Dollars
Bonus Objectives (1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Achievement as a % of Target
Service revenue	4%	9%	11%	96.0%	100.0%	102.0%	100.0%
Operating income, net of certain items	3%	8%	10%	96.0%	100.0%	102.0%	99.9%
Annualized new business revenue (2)	2%	10%	14%	92.7%	100.0%	103.7%	101.7%

(1)	The annual incentive program allows for certain adjustments to metrics as reported in our consolidated financial statements. No adjustments to reported metrics were made for fiscal 2015.

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(2)

Annualized new business revenue is the approximate amount of revenue to be earned over the first twelve-month period, from the sale in the current fiscal year, of certain payroll, human resource services, and insurance services to new clients and new product sales to existing clients. This measure is not directly calculated from our audited financial statements, as reported service revenue also includes recurring revenue from pre-existing clients. This metric is set to provide incentive for executives to strive to exceed the target, given the relationship to recurring revenue.

Each performance objective, along with the target percentage of base salary that can be earned for that metric and the actual payout percentage is set forth below, in accordance with calculations per the program.

	Mr. Mucci		Mr. Rivera and Mr. Gibson		Mr. Bottini		Mr.Gioja

Bonus Objectives	% of Base Salary at Target	% of Base Salary Achieved (1)	% of Base Salary at Target	% of Base Salary Achieved (1)	% of Base Salary at Target	% of Base Salary Achieved (1)	% of Base Salary at Target	% of Base Salary Achieved

Service revenue	35.0%	35.0%	25.0%	25.0%	20.0%	20.0%	25.0%	25.0%
Operating income, net of certain items	45.0%	44.1%	30.0%	29.5%	25.0%	24.6%	30.0%	29.5%
Annualized new business revenue	30.0%	41.5%	20.0%	24.6%	30.0%	39.2%	20.0%	24.6%

Total quantitative annual incentive	110.0%	120.6%	75.0%	79.1%	75.0%	83.8%	75.0%	79.1%
Qualitative (2)	20.0%	20.0%	10.0%	10.0%	10.0%	10.0%	10.0%	9.0%

Total	130.0%	140.6%	85.0%	89.1%	85.0%	93.8%	85.0%	88.1%

(1)

If the actual achievement under a given performance metric is between two thresholds (e.g. between threshold and target or between target and maximum), then the percentage of base salary achieved would be calculated based on a straight-line interpolation of the achievement level above threshold or target, as appropriate, for such performance metric.

(2)

The NEOs have an opportunity to earn a percentage of base salary based on individual-specific qualitative goals related to the functions unique to the individual. The G&C Committee may determine, at its sole discretion, whether satisfactory achievement has occurred, regardless of achievement against the pre-established individual goals.

The actual achievement translated to incentive payments for our NEOs is as follows:

	Annualized Base Salary (1)	Minimum Potential Payout (2)	Maximum Potential Payout (2)	% of Base Salary Achieved	Actual Incentive Compensation Earned (3)
Martin Mucci	$900,000	$—	$1,800,000	140.6%	$1,265,580
Efrain Rivera	$475,000	$—	$617,500	89.1%	$423,178
Mark A. Bottini	$450,000	$—	$585,000	93.8%	$422,190
John B. Gibson	$400,000	$—	$520,000	89.1%	$356,360
Michael E. Gioja	$425,000	$—	$552,500	88.1%	$374,383

(1)

This represents the NEO’s annualized base salary as of May 31, 2015. It may differ from base salary paid for fiscal 2015 reflected in the Summary Compensation Table, contained in the Named Executive Officer Compensation section of this proxy statement, due to timing of salary increases, start dates, etc.

(2)

These columns represents the range of payout that each NEO has the opportunity to earn. The minimum potential payout indicates that no payout is earned if achievement is below threshold. The maximum potential payout is based on the percentage of base salary that each NEO can earn for maximum achievement.

(3)

Actual incentive compensation earned is calculated as annualized base salary multiplied by the percentage of base salary achieved, and is provided in the 2015 Summary Compensation Table, contained in the Named Executive Officer Compensation section of this proxy statement.

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Equity-Based Compensation

To align our NEOs’ interests with the long-term interests of our stockholders, the Company grants equity awards under the 2002 Plan. Annual grants of equity awards to the NEOs are approved during the regularly scheduled meeting of the G&C Committee in July. Historically, the July meeting has been scheduled to occur approximately two weeks after the release of our fiscal year-end earnings and upcoming fiscal year financial guidance. Our trading black-out period normally lifts on the third business day following such release of information. The G&C Committee anticipates continuing its granting practice. The G&C Committee may also grant equity awards to individuals upon hire or promotion to executive officer positions. These equity awards are not granted during any trading black-out periods. Recipients are notified shortly after G&C Committee approval of their grant, noting the number of stock options, shares of restricted stock, target performance shares and goals, the vesting schedule, and exercise price. Any sales restrictions or other terms of the award are also communicated at that time.

Annually, the G&C Committee reviews the NEO compensation of our Peer Group to determine the desired pay range for our officers. See the Compensation Decision Process section later in this CD&A for further information on the Committee’s process for determining total compensation including equity awards. This review, along with the officer’s individual performance and potential, determine the total compensation. The quantity of equity awards is based on an estimated total value as determined by the G&C Committee in conjunction with their total compensation review and evaluation. In July 2014, the G&C Committee made an annual equity grant that was a blend of stock options, time-vested restricted stock, and performance shares. The award value was split 30% to stock options, 50% to performance shares, and 20% to time-vested restricted stock. This distribution provides for 80% of the awards value to be performance-based, consistent with the G&C Committee’s total compensation determination. The value delivered may be adjusted by the G&C Committee, at its discretion, for individual performance and future potential considerations. For our July 2014 grants, the G&C Committee determined the total estimated value to be $3,750,000 for the CEO and $850,000 for SVPs.

The following equity-based compensation was granted in July 2014 for all NEOs:

NEO	Performance Shares (at Target)	Option Awards (1)	Time-Vested Restricted Stock Awards (2)
Martin Mucci	48,581	195,313	18,072
Efrain Rivera	11,012	44,271	4,096
Mark A. Bottini	11,012	44,271	4,096
John B. Gibson	11,012	44,271	4,096
Michael E. Gioja	11,012	44,271	4,096

(1)	Option awards vest 25% per year over 4 years and have a term of 10 years.

(2)	Restricted stock awards vest 1/3 per year over 3 years.

Performance Shares

Performance shares are designed to provide variable compensation that is focused on longer-term results. Performance shares have a two-year performance period to determine the number of restricted shares to be issued. The NEO must serve for one additional year for the restrictions to lapse. The performance targets as set by the Board are based on service revenue and operating income, net of certain items, as projected in the strategic planning process. The G&C Committee established performance targets intended to be appropriately challenging at all levels, including the threshold level, but attainable with increasing difficulty for each level beyond threshold. The threshold level was expected to be appropriately challenging but achievable under normal circumstances. The target level would be achieved if the Company performed as expected under our strategic plan for the two-year period. The maximum level would be achievable only with exceptional performance.

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The two-year performance period for performance shares granted in July 2013 was completed at the end of fiscal 2015. The shares earned were based on achievement against pre-established goals for the performance period as follows:

	Two-Year Performance Targets Established			Actual Achievement
Performance Goal $ In Millions	Threshold	Target	Maximum	($)	% of Target
Service revenue (1)	$ 4,732	$ 4,981	$ 5,131	$ 5,018	101%
Operating income, net of certain items (2)	$ 1,853	$ 1,930	$ 1,969	$ 1,955	101%
Percent of plan	95%	100%	103%
Payout as a percent of target	75%	100%	150%		117%

(1)

Service revenue as calculated under the performance award agreement excludes the impact of acquisitions and the Professional Employer Organization (“PEO”) direct cost adjustment related to a new health insurance offering within the PEO during the performance period. Refer to Appendix C for a reconciliation of service revenue as calculated for the performance period to service revenue reported in our consolidated financial statements.

(2)

Operating income, net of certain items, is a non-GAAP measure. In addition, this measure as calculated under the performance award agreement excludes the impact of business acquisitions during the performance period. Refer to Appendix C for a description of this non-GAAP measure and a reconciliation of the amount for the performance period to the related GAAP measure.

Achievement for both service revenue and operating income, net of certain items, were ahead of target. As a result of their performance against these pre-established goals, in July 2015 our NEOs received restricted shares at a quantity of 117% of the target level. The restrictions on these shares will lapse after an additional one-year service period. These performance shares, granted in July 2013, were reflected at grant-date fair value in the NEO compensation for fiscal 2013 in the Summary Compensation Table, contained in the Named Executive Officer Compensation section of this proxy statement.

Information regarding the equity-based awards granted to the NEOs in fiscal 2015 and in prior years are detailed in the Named Executive Officer Compensation tables included in this proxy statement.

Stock Ownership Guidelines

The G&C Committee has established stock ownership guidelines as follows:

Position	Requirement
CEO	3X base salary
SVP	2X base salary
VP	1X base salary

For any awards granted after July 2011, there are restrictions on sales of such vested awards until the officer has attained the applicable stock ownership level. The ownership guidelines were established to provide long-term alignment with stockholders’ interests. For the purposes of achieving the ownership guideline, unvested restricted stock awarded to the executive officers is included. All officers are compliant with the guidelines.

Prohibition on Hedging and Speculatively Trading in Company Stock

NEOs, along with all employees, of the Company must also adhere to strict standards with regards to trading in Paychex stock. Also, the Company prohibits executive officers from hedging Paychex stock. They may not, among other things:

•	speculatively trade in the Company’s stock;

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•	short sell any securities of the Company; or

•	buy or sell puts or calls on the Company’s securities.

Recoupment, Non-Compete, and Other Forfeiture Provisions

In the annual incentive program, there is a clause that allows the Company to recoup all or a portion of the payouts under the annual incentive program, if those payouts were based on financial statements that are subsequently subject to restatement and where fraud or misconduct was involved. The Company will, to the extent permitted by governing law, require reimbursement of a portion of any compensation received where:

•	the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement;

•	the participant engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement; and

•	a lower payment would have been made based upon the restated financial results.

In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual participant’s compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results, plus a reasonable rate of interest.

Our equity-based compensation agreements state that following termination of employment, certain benefits (including equity-based compensation) will be forfeited if the NEO engages in activities adverse to the Company. These activities include:

•	competition with the Company during a specified period after termination of employment;

•	solicitation of the Company’s clients or employees during a specified period after termination of employment;

•	breach of confidentiality either during or after employment; or

•	engaging in conduct which is detrimental to the Company during the NEO’s employment with the Company.

Should any of these activities occur, the Company may cancel all or any outstanding portion of the equity awards subject to this provision, and recover the gross value of any vested restricted shares, including all dividends. In the case of non-qualified stock options, the Company may suspend the NEO’s right to exercise the option and/or may declare the option forfeited. In addition, the Company may seek to recover all profits from certain prior exercises as liquidated damages and pursue other available legal remedies.

Perquisites

Our NEOs receive benefits in the form of vacation, health insurance, life insurance, Company matching contributions to the 401(k) Plan when such contributions are in effect, and other benefits, which are generally available to all our employees. We do not provide our NEOs with pension arrangements, post-retirement health coverage, or other similar benefits, with the exception of access to a non-qualified and unfunded deferred compensation plan.

Deferred Compensation

We offer a non-qualified and unfunded deferred compensation plan to our NEOs. The deferred compensation plan is intended to supplement the NEO’s 401(k) Plan account. Due to limitations on the 401(k) Plan accounts

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placed by the Internal Revenue Service, this plan allows for further savings toward retirement for the NEOs and functions similarly to the 401(k) Plan account. Refer to the Non-Qualified Deferred Compensation discussion included in the Named Executive Officer Compensation section of this proxy statement for more information on how our deferred compensation plan functions.

Change In Control Plan

Officers of the Company are covered by a Change in Control Plan. Upon involuntary termination by the Company without cause or a voluntary termination by the participant for good reason, within 12 months following a Change in Control, the officer becomes entitled to certain severance benefits. Such severance benefits are conditioned upon the execution of a general release in favor of the Company.

Cause means the participant’s dereliction of duty to the Company, conviction for a felony, or willful misconduct that has a substantial adverse effect on the Company. Good reason means a significant change to the duties, authority, or position that were assigned immediately before the change in control including: the reduction in or removal of any material duties, authority or position within the Company; assignment of duties inconsistent with the participant’s position, authorities or responsibilities; reduction to base salary, annual incentive, or other elements of total compensation; relocation of the participant’s principal workplace to an area outside of a 50 mile radius, or the failure of a successor company to assume or adopt the Change in Control Plan. Refer to the Potential Payments upon Termination or Change In Control discussion within the Named Executive Office Compensation section of this proxy statement for further information.

Compensation Decision Process

Role of the Compensation Consultant

As outlined in its charter, the G&C Committee has the authority to retain consultants and advisers, at the Company’s expense, to assist in the discharge of the committee’s duties. The G&C Committee can retain and dismiss such consultants and advisers at any time. The G&C Committee’s consultants report directly to the committee and have direct access to the committee through the G&C Committee’s chair. The G&C Committee requires that any consultant it retains cannot be utilized by management for other purposes. Although management, particularly the VP of Human Resources and Organizational Development, may work closely with the consultant, the consultant is ultimately accountable to the G&C Committee on matters related to executive compensation.

The G&C Committee retains the services of Steven Hall & Partners (“Steven Hall”) as its independent compensation consultant. Steven Hall has not provided any other services to the Company prior to or subsequent to being retained as compensation consultant to the G&C Committee. The G&C Committee was solely responsible for the decision to retain Steven Hall as its consultant. Steven Hall advises the G&C Committee on matters of NEO compensation, assists with analysis and research, and provides updates on evolving best practices in compensation. While Steven Hall may express an opinion on compensation matters, the G&C Committee is solely responsible for setting the type and amount of compensation for NEOs.

The G&C Committee recognizes that it is essential to receive objective advice from its compensation consultant. The G&C Committee closely examines the procedures and safeguards that its compensation consultant takes to ensure that the compensation consulting services are objective. The G&C Committee has assessed the independence of Steven Hall pursuant to SEC rules and concluded that Steven Hall’s work for the G&C Committee does not raise any conflict of interest. In making this assessment, the following factors were taken into consideration:

•	that the compensation consultant reports directly to the G&C Committee, and the G&C Committee has the sole power to terminate or replace its compensation consultant at any time;

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•	the compensation consultant does not provide any other services to the Company;

•	aggregate fees paid by the Company to the compensation consultant, as a percentage of the total revenue of the compensation consultant;

•	the compensation consultant’s policies and procedures designed to prevent conflicts of interest;

•	any business or personal relationships between the compensation consultant, on one hand, and any member of the G&C Committee or executive officer, on the other hand; and

•	whether the compensation consultant owns any shares of the Company’s stock.

Role of Governance and Compensation Committee and Management

As part of the G&C Committee’s responsibility to evaluate and determine NEO compensation, on an annual basis the G&C Committee:

•	reviews the companies in our comparative Peer Group, a group of companies with comparable financial information or who are direct competitors of Paychex, for any changes;

•	reviews base salaries for adjustments, if any;

•	establishes and approves the performance targets and payouts under incentive-based programs and awards;

•	grants equity awards under our 2002 Plan; and

•	considers the impact of section 162(m) of the Code.

The G&C Committee continues to review each of the elements of compensation annually to ensure that compensation is appropriate and competitive to attract and retain a high-performing executive team. The G&C Committee targets to maintain performance-based pay as a percentage of total compensation of over 70% for the CEO and over 60% for the other NEOs. Additionally, the G&C Committee targets the value of long-term compensation to be approximately 60% for the CEO and 50% for the other NEOs.

The G&C Committee, in making its decisions, targets an equitable mix of compensation. It utilizes various sources of information to evaluate our NEO compensation, including, but not limited to:

•	compensation consultant reports and analysis;

•	benchmarking information with NEOs at Peer Group companies for all compensation elements; and

•

internal management reports including a three-year history of total compensation for all officers and a summary for the upcoming fiscal year of total cash compensation and equity awards for all officers.

The G&C Committee strives for our NEOs’ compensation to be in line with our Peer Group. The information provided by the compensation consultant indicates whether our compensation package, if target performance is achieved, is comparable to the median compensation of our Peer Group, given current competitive practices, overall best practices, and other compensation and benefit trends.

Management reports are used to evaluate compensation recommendations and the impact to total compensation for each individual and to view a complete picture of the trend of compensation to executive officers, both as a team and as individuals. This facilitates discussion that more accurately details individual officer compensation, noting differences that reflect officer tenure, performance, and position in the management structure.

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The G&C Committee uses these management updates along with peer information, where available, as tools to evaluate executive compensation. This information is reviewed in a subjective manner. There is no implied direct or formulaic linkage between peer information and the G&C Committee’s compensation decisions.

Our CEO and our VP of Human Resources and Organizational Development provide recommendations to the G&C Committee on design elements for compensation. These individuals, and from time to time invited guests including other officers, will be in attendance at the meetings of the G&C Committee to present and respond to questions on current or proposed plan design. Annually, our CEO reviews achievement of the recently completed fiscal year’s plan and also presents recommendations regarding: salary for each of the NEOs (other than himself), the upcoming fiscal year’s annual incentive program structure, and equity awards. Management is excluded from executive sessions of the G&C Committee where final decisions on compensation are made, particularly those on our CEO’s performance and compensation. Executive sessions occur at each meeting of the G&C Committee.

Peer Group

Compensation for our officers is most closely compared to our Peer Group, for positions where such information is available. The G&C Committee assesses total compensation at the median of the Peer Group, even though Paychex performs above the median of its Peer Group in most financial categories as shown in the table below. Peer Group comparisons were available for the positions of Mr. Mucci, CEO, and Mr. Rivera, CFO, both of whom have total compensation that falls below the median total compensation of the Peer Group. For the remaining NEOs, compensation was compared to the average NEO compensation, excluding the CEO and CFO positions, for our Peer Group. These results were below the median total compensation of our Peer Group. Peer Group benchmarking is not the sole determining factor in the G&C Committee’s decisions on compensation, and the G&C Committee reserves the discretion to adjust compensation based on other factors as previously discussed. The Peer Group companies are not necessarily limited to the markets in which Paychex does business. The Peer Group is comprised of the following industries or segments: a direct competitor in the payroll industry, financial transaction management companies, and business services and outsourcing companies.

Our current Peer Group consists of the following companies:

Peer Group
Automatic Data Processing, Inc.	Moody’s Corporation
Broadridge Financial Solutions, Inc.	Robert Half International Inc.
DST Systems, Inc.	TD AMERITRADE Holding Corporation
Fiserv, Inc.	The Brink’s Company
Global Payments Inc.	The Dun & Bradstreet Corporation
H&R Block, Inc.	The Western Union Company
Intuit Inc.	Total System Services, Inc.
Iron Mountain Incorporated

Comparison with Peer Group
$ In Millions	Net Income	Market Capitalization at Fiscal Year-End	Revenue	Net Income as a % of Revenue
Paychex	$ 675	$ 17,847	$ 2,740	25%
Peer Median	$ 365	$ 8,111	$ 3,123	13%
Paychex Percentile Rank	67%	73%	20%	87%

The G&C Committee annually reviews and approves the selection of Peer Group companies, adjusting the group from year to year based upon our business and changes in the Peer Group companies’ business or the comparability of their metrics. The Peer Group may also be adjusted in the event of mergers, acquisitions, or other significant economic changes. The Peer Group was not adjusted in fiscal 2015. For more information regarding how we compare on selected criteria to our Peer Group, refer to Appendix D of this proxy statement.

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CEO Compensation

It is the responsibility of the G&C Committee to evaluate Mr. Mucci’s performance annually and determine his total compensation. Mr. Mucci receives compensation based on his leadership role and the overall performance of the Company. Mr. Mucci’s compensation for fiscal 2015 as reflected in the Summary Compensation Table, included in the Named Executive Officer Compensation section of this proxy statement, is as follows:

•	Base salary of $900,000.

•	Payout under the annual incentive program of 108% of target.

•

Annual equity award grants comprised of 48,581 performance shares at target, 195,313 stock options with vesting pro-rata over four years, and 18,072 shares of time-vested restricted stock with vesting over three years.

Mr. Mucci’s compensation remains below median when compared to that of the CEOs within our Peer Group. The G&C Committee will continue to assess and make adjustments to Mr. Mucci’s compensation to move it toward the median as his tenure as CEO continues.

Subsequent Events

In July 2015, the following equity-based compensation was granted to the NEOs.

	Performance Shares at Target	Option Awards	Time-Vested Restricted Stock Awards
Martin Mucci	42,187	206,801	15,694
Efrain Rivera	9,562	46,875	3,557
Mark A. Bottini	9,562	46,875	3,557
John B. Gibson	9,562	46,875	3,557
Michael E. Gioja	9,562	46,875	3,557

Impact of the Internal Revenue Code

Section 162(m) of the Code generally limits the tax deductibility of compensation paid to certain officers to $1 million per year, unless specified requirements are met. The G&C Committee has carefully considered the impact of this provision as one factor among others in structuring NEO compensation. At this time, it is the G&C Committee’s intention to continue to compensate all NEOs based on overall performance. The G&C Committee expects that most compensation paid to NEOs will qualify as a tax-deductible expense, but makes no representation as to the deductibility of any item of NEO compensation.

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THE GOVERNANCE AND COMPENSATION COMMITTEE REPORT

The Governance and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in the Proxy Statement with management. Based on such review and discussion, the G&C Committee recommends to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement and the Company’s Form 10-K for fiscal 2015.

The Governance and Compensation Committee:

Joseph M. Tucci, Chairman
David J. S. Flaschen
Phillip Horsley
Grant M. Inman
Joseph M. Velli

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NEO Compensation

NAMED EXECUTIVE OFFICER COMPENSATION

FISCAL 2015 SUMMARY COMPENSATION TABLE

The table below presents the total compensation paid or earned by each of the NEOs.

Name and Principal Position (a)	Fiscal Year (b)	Salary (c)		Bonus (d)		Stock Awards (e)		Option Awards (f)		Non- Equity Incentive Plan Compensation (g)		All Other Compensation (h)		Total (i)
Martin Mucci President and CEO	2015		$893,231		$—		$2,632,715		$1,105,472		$1,265,580		$11,750		$5,908,748
	2014		$845,000		$—		$2,741,795		$1,174,236		$1,234,292		$11,500		$6,006,823
	2013		$870,231		$—		$2,489,381		$1,033,507		$856,830		$10,329		$5,260,278
Efrain Rivera Senior Vice President, CFO, and Treasurer	2015		$468,846		$—		$596,747		$250,574		$423,178		$9,281		$1,748,626
	2014		$425,000		$—		$621,448		$266,159		$418,285		$8,589		$1,739,481
	2013		$441,346		$—		$533,428		$221,468		$256,955		$4,612		$1,457,809
Mark A. Bottini Senior Vice President, Sales	2015		$446,923		$75,000		$596,747		$250,574		$422,190		$11,617		$1,803,051
	2014		$425,000		$—		$621,448		$266,159		$391,298		$10,604		$1,714,509
	2013		$441,346		$—		$533,428		$221,468		$247,265		$5,394		$1,448,901
John B. Gibson Senior Vice President, Service	2015		$393,846		$—		$596,747		$250,574		$356,360		$7,029		$1,604,556
	2014		$350,000		$50,000		$621,448		$843,659		$344,470		$142,985		$2,352,562

Michael E. Gioja Senior Vice President, Information Technology, Product Management and Development	2015 2014 2013	$ $ $	421,923 396,923 381,346	$ $ $	— — —	$ $ $	596,747 621,448 533,428	$ $ $	250,574 266,159 221,468	$ $ $	374,383 393,680 226,725	$ $ $	10,823 6,692 5,481	$ $ $	1,654,450 1,684,902 1,368,448

Salary (Column (c))

The amount reported in this column reflects the base salary paid to the NEOs during the fiscal year. For fiscal 2015 and 2014, there were 26 bi-weekly periods paid compared to 27 bi-weekly pay periods paid for fiscal 2013.

Bonus (Column (d))

The amounts reported in this column reflect a discretionary bonus of $75,000 to Mr. Bottini for strong sales performance in fiscal 2015 and a one-time payment of $50,000 to Mr. Gibson in fiscal 2014.

Stock Awards (Column (e))

The amounts in this column include the grant date fair value of both time-vested restricted stock awards and performance shares granted during the respective fiscal year, and do not reflect whether the recipient has actually realized a financial gain from such awards (such as lapse in the restrictions on a restricted stock award).

Paychex, Inc. 2015 Proxy Statement	38

NEO Compensation

Time-Vested Restricted Stock Awards

The fair value of the time-vested restricted stock awards is determined based on the closing price of the underlying common stock on the date of grant. The resulting fair values were $41.70 per share, $38.48 per share, and $31.65 per share for the restricted stock awards granted annually in July of fiscal years 2015, 2014, and 2013, respectively. Refer to the Grants of Plan-Based Awards For Fiscal 2015 table included in this proxy statement for further information on restricted stock awards granted in fiscal 2015.

Performance Shares

Performance share awards are reflected in the table assuming target achievement. The grant-date fair value of these awards at target achievement, as reflected in the table, and also at maximum achievement is as follows:

	Fiscal 2015		Fiscal 2014		Fiscal 2013
	Target	Maximum	Target	Maximum	Target	Maximum
Martin Mucci	$1,879,113	$2,818,689	$1,956,918	$2,935,395	$1,783,364	$2,675,047
Efrain Rivera	$425,944	$638,916	$443,555	$665,333	$382,141	$573,212
Mark A. Bottini	$425,944	$638,916	$443,555	$665,333	$382,141	$573,212
John B. Gibson	$425,944	$638,916	$443,555	$665,333	$—	$—
Michael E. Gioja	$425,944	$638,916	$443,555	$665,333	$382,141	$573,212

These awards have a two-year performance period, followed by an additional year of service required. The fair value of these awards is determined based on the closing price of the underlying common stock on the date of grant, adjusted for the present value of expected dividends over the performance period. The resulting fair value was $38.68 per share, $35.69 per share, and $29.10 per share for performance shares awarded in fiscal years 2015, 2014, and 2013, respectively.

Option Awards (Column (f))

The amounts in this column reflect the grant date fair value for stock options granted during the respective fiscal years and do not reflect whether the recipient has actually realized a financial gain from such awards (such as by exercising stock options). For Mr. Gibson, his option award value of $843,659 for fiscal 2014 includes his annual stock option grant with a value of $266,159 and also a one-time LTIP grant in the form of non-qualified performance stock options with a value of $577,500.

The fair values for the annual grants of time-vested stock options were determined using a Black-Scholes option pricing model. The assumptions and resulting per share fair value for option grants included in the amounts disclosed are as follows:

	July 2014	July 2013	July 2012
Risk-Free Interest Rate	2.1%	2.0%	1.0%
Dividend Yield	3.7%	4.1%	4.3%
Volatility Factor	0.21	0.22	0.23
Expected Option Term Life in Years	6.0	6.5	6.5
Fair Value	$ 5.66	$ 4.94	$ 3.76

A LTIP grant was originally made in July 2011 in the form of non-qualified performance stock options in order to encourage the executives in achieving longer-term strategic goals. Subsequent to July 2011, grants were made under this LTIP only for newly hired executive officers. Mr. Gibson’s LTIP award in July 2013 upon his hire may vest based on performance against targets for fiscal 2016. The grant-date fair value of Mr. Gibson’s July 2013 award assumes target achievement (target is also the maximum achievement). The fair value was determined using a Black-Scholes option pricing model for the July 2016 potential vesting tranche. The assumptions and resulting fair value for the potential vesting tranche included in the amounts disclosed are a risk-free interest rate of 1.5%, dividend yield of 3.9%, volatility factor of 0.20, expected option term life of 4.5 years, and a fair value of $3.85 per share.

39	Paychex, Inc. 2015 Proxy Statement

NEO Compensation

Non-Equity Incentive Plan Compensation (Column (g))

The amounts in this column are the amounts earned under the annual incentive program. These amounts were paid in July following the applicable fiscal year end. Refer to the discussion in the CD&A Elements of Compensation, subsection Annual Officer Performance Incentive Program for information on performance targets and achievement against those targets to determine the amount earned under this program for fiscal 2015.

All Other Compensation (Column (h))

The amounts reported in this column include the Company matching contributions under the 401(k) Plan. For fiscal 2014, this column also reflects amounts incurred on behalf of Mr. Gibson of $142,985 for relocation expenses including a tax gross-up of $12,986.

Paychex, Inc. 2015 Proxy Statement	40

NEO Compensation

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2015

The table below presents estimated possible payouts under the Company’s annual incentive program for fiscal 2015 based on achievement of performance objectives at various levels for the Company and individual NEOs. It also summarizes equity awards granted during fiscal 2015 to each of the NEOs. This information does not set forth the actual payout awarded to the NEOs for fiscal 2015.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant- Date Fair Value of Stock and Option Awards
Name (a)	Grant Type (b)	Grant Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)	(#) (j)	(#) (k)	($/Sh) (l)	($) (m)
Martin Mucci	Annual Incentive Program	7/9/2014	$450,000	$1,170,000	$1,800,000
	Restricted Stock	7/9/2014							18,072			$753,602
	Performance Shares	7/9/2014				36,436	48,581	72,872				$1,879,113
	Stock Options	7/9/2014								195,313	$41.70	$1,105,472
Efrain Rivera	Annual Incentive Program	7/9/2014	$166,250	$403,750	$617,500
	Restricted Stock	7/9/2014							4,096			$170,803
	Performance Shares	7/9/2014				8,259	11,012	16,518				$425,944
	Stock Options	7/9/2014								44,271	$41.70	$250,574
Mark A. Bottini	Annual Incentive Program	7/9/2014	$157,500	$382,500	$585,000
	Restricted Stock	7/9/2014							4,096			$170,803
	Performance Shares	7/9/2014				8,259	11,012	16,518				$425,944
	Stock Options	7/9/2014								44,271	$41.70	$250,574
John B. Gibson	Annual Incentive Program	7/9/2014	$140,000	$340,000	$520,000
	Restricted Stock	7/9/2014							4,096			$170,803
	Performance Shares	7/9/2014				8,259	11,012	16,518				$425,944
	Stock Options	7/9/2014								44,271	$41.70	$250,574
Michael E. Gioja	Annual Incentive Program	7/9/2014	$148,750	$361,250	$552,500
	Restricted Stock	7/9/2014							4,096			$170,803
	Performance Shares	7/9/2014				8,259	11,012	16,518				$425,944
	Stock Options	7/9/2014								44,271	$41.70	$250,574

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

(Columns (d), (e), and (f))

The amounts in these columns consist of possible payouts under our annual incentive program for fiscal 2015. The amounts actually earned by each NEO for fiscal 2015 are reported as Non-Equity Incentive Plan Compensation in the Fiscal 2015 Summary Compensation Table.

Estimated Future Payouts Under Equity Incentive Plan Awards

(Columns (g), (h), and (i))

The amounts in these columns consist of performance shares granted during fiscal 2015 under the 2002 Plan. The performance share targets are over a two-year performance period. At the end of the performance period, actual shares earned will be determined and will be restricted with an additional one-year service requirement. Once the performance period is completed, the NEOs will have voting rights and earn dividends on the underlying restricted shares earned. Dividends are paid at the time of vesting. Upon death or disability, a pro-rata portion of actual performance shares earned for the performance period will be received based on number of days from the beginning of the performance period until the date of death or disability out of the total number of days in the performance period.

41	Paychex, Inc. 2015 Proxy Statement

NEO Compensation

All Other Stock Awards: Number of Shares of Stock or Units (Column (j))

The amounts in this column consist of restricted stock granted in fiscal 2015 under the 2002 Plan. All shares underlying these awards are restricted in that they are not transferable until they vest. One-third of these shares vest annually over a three-year period from the date of grant, provided the NEO is an employee of the Company on the vest date. Upon death or disability, these shares fully vest. The NEOs have voting rights and earn dividends on the underlying shares. Dividends are paid at the time of vesting.

All Other Option Awards: Number of Securities Underlying Options (Column (k))

The amounts in this column consist of stock options granted in fiscal 2015 under the 2002 Plan. These stock options have an exercise price equal to the closing stock price on the date of grant, have a term of ten years, and vest 25% per annum over a four-year period from the date of grant, provided the NEO is an employee of the Company on the vesting date. Upon death or disability, all unvested options fully vest.

Grant-Date Fair Value of Stock and Option Awards (Column (m))

The amounts in this column represent the aggregate grant date fair value of restricted stock, performance shares, and stock options granted in fiscal 2015 under the 2002 Plan as follows:

•	The fair values of the restricted stock awards were $41.70 per share, and were equal to the closing price of the underlying common stock on the date of grant.

•

The fair value of the performance shares was based on achievement at target and was $38.68 per share. This was equal to the closing price of the underlying common stock on the date of grant less the present value of expected dividends over the performance period.

•	The fair value of the annual stock option grant was $5.66 per share. Fair values for stock options were determined using a Black-Scholes option pricing model.

Paychex, Inc. 2015 Proxy Statement	42

NEO Compensation

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

The following table provides information about the value realized by the NEOs upon the exercise of options and the lapsing of the restrictions on restricted stock awards during fiscal 2015. Certain columns in this table and the presentation of information on an award-by-award basis are not required by the rules relating to executive compensation disclosures and are not a substitute for the information required by Item 402 of SEC Regulation S-K, but rather are intended to provide additional information that stockholders may find useful.

	Option Awards			Stock Awards
Name (a)	Date of Grant (b)	Number of Shares Acquired on Exercise (#) (c)	Value Realized on Exercise ($) (d)	Date of Grant (e)	Number of Shares Acquired on Lapsing (#) (f)	Value Realized on Lapse ($) (g)
Martin Mucci	7/7/2005	50,000	$599,372	7/9/2009	6,402	$266,963
	10/12/2010	70,000	$1,410,228	7/6/2011	55,616	$2,310,845
				7/11/2012	7,435	$311,675
				7/10/2013	6,799	$284,980
Efrain Rivera	—	—	—	7/6/2011	11,958	$496,855
				7/11/2012	1,593	$66,779
				7/10/2013	1,541	$64,591
Mark A. Bottini	10/17/2011	75,000	$1,439,514	10/17/2011	2,554	$111,086
				7/11/2012	1,593	$66,779
				7/10/2013	1,541	$64,591
John B. Gibson	—	—	—	7/10/2013	1,541	64,591
Michael E. Gioja	7/9/2009	3,920	$97,288	7/9/2009	3,966	$165,382
	7/7/2010	4,468	$102,801	7/6/2011	11,958	$496,855
	7/6/2011	11,095	$196,252	7/11/2012	1,593	$66,779
				7/10/2013	1,541	$64,591

Value Realized on Exercise (Column (d))

The amounts in this column represent the difference between the market price of a share of the Company’s common stock as of the date of exercise and the exercise price of the option for all options exercised.

Value Realized on Lapse (Column (g))

The amounts in this column are based on the closing stock price of the Company’s common stock on the date of lapse.

43	Paychex, Inc. 2015 Proxy Statement

NEO Compensation

OUTSTANDING EQUITY AWARDS AS OF MAY 31, 2015

The following table presents the equity awards made to NEOs which were outstanding as of May 31, 2015.

	Option Awards							Stock Awards
Name (a)	Option Grant Date (b)	Number of Securities Underlying Unexercised Options (Exercisable) (#) (c)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (d)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (e)	Option Exercise Price ($) (f)	Option Expiration Date (g)	Total Potential Current Value of Outstanding Options($) (h)	Number of Shares or Units of Stock That Have Not Vested (#) (i)	Market Value of Shares or Units of Stock That Have Not Vested ($) (j)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (k)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (l)
Martin Mucci	7/9/2014	—	195,313	—	$41.70	7/9/2024
	7/10/2013	59,461	178,383	—	$38.48	7/9/2023
	7/11/2012	137,434	137,435	—	$31.65	7/10/2022
	7/7/2011	117,500	—	132,500	$31.63	7/6/2021
	7/6/2011	154,816	51,606	—	$31.34	7/5/2021
	10/12/2010	84,591	—	—	$27.28	10/10/2020
	7/7/2010	29,786	—	—	$26.02	7/6/2020
	7/9/2009	13,290	—	—	$24.21	7/8/2019
	7/9/2009	12,675	—	—	$31.95	7/9/2018
	7/10/2008	40,000	—	—	$31.95	7/9/2018
	7/17/2007	30,000	—	—	$43.91	7/17/2017
	7/13/2006	30,000	—	—	$36.87	7/13/2016	$21,526,724
								171,896	$8,493,381	36,436	$1,800,303
Efrain Rivera	7/9/2014	—	44,271	—	$41.70	7/9/2024
	7/10/2013	13,477	40,434	—	$38.48	7/9/2023
	7/11/2012	29,450	29,451	—	$31.65	7/10/2022
	7/7/2011	58,750	—	66,250	$31.63	7/6/2021
	7/6/2011	33,285	11,096	—	$31.34	7/5/2021	$5,001,123
								38,020	$1,878,568	8,259	$408,077
Mark A. Bottini	7/9/2014	—	44,271	—	$41.70	7/9/2024
	7/10/2013	13,477	40,434	—	$38.48	7/9/2023
	7/11/2012	29,450	29,451	—	$31.65	7/10/2022
	10/17/2011	22,234	12,829	—	$28.06	10/16/2021
	10/17/2011	58,750	—	66,250	$28.06	10/16/2021	$5,394,003
								38,020	$1,878,568	8,259	$408,077
John B. Gibson	7/9/2014	—	44,271	—	$41.70	7/9/2024
	7/10/2013	13,477	40,434	—	$38.48	7/9/2023
	7/1/2013	—	—	75,000	$36.66	6/30/2023	$1,886,827
								21,719	$1,073,136	8,259	$408,077
Michael E. Gioja	7/9/2014	—	44,271	—	$41.70	7/9/2024
	7/10/2013	13,477	40,434	—	$38.48	7/9/2023
	7/11/2012	14,725	29,451	—	$31.65	7/10/2022
	7/7/2011	58,750	—	66,250	$31.63	7/6/2021
	7/6/2011	11,095	11,096	—	$31.34	7/5/2021
	7/7/2010	4,468	—	—	$26.02	7/6/2020
	7/9/2009	7,840	—	—	$24.21	7/8/2019
	11/10/2008	2,400	—	—	$26.77	11/9/2018	$4,695,044
								38,020	$1,878,568	8,259	$408,077

Paychex, Inc. 2015 Proxy Statement	44

NEO Compensation

Number of Securities Underlying Unexercised Options (Unexercisable) (Column (d))

Awards reflected in this column vest 25% per annum over a four-year period from the date of grant. The following table provides information with respect to the future vesting of each NEO’s outstanding options.

	Number of Securities Vesting (#)
	July 2015	October 2015	July 2016	July 2017	July 2018
Martin Mucci	228,612	—	177,007	108,289	48,829
Efrain Rivera	50,366	—	39,272	24,546	11,068
Mark A. Bottini	39,270	12,829	39,272	24,546	11,068
John B. Gibson	24,545	—	24,546	24,546	11,068
Michael E. Gioja	50,366	—	39,272	24,546	11,068

Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (Column (e))

The amounts in this column represent LTIP performance stock options which could vest in amounts subject to pre-established performance goals for fiscal 2016. The awards are presented at threshold performance for the remaining unearned amount of the award.

Total Potential Current Value of Outstanding Options (Column (h))

The total potential current value of options outstanding is based on the difference between $49.41, the closing price of the Company’s common stock on May 29, 2015, and the exercise price, multiplied by all outstanding options, whether exercisable or unexercisable. This includes the unearned performance stock option shares (discussed above) at threshold. In those instances when the outstanding options are out of the money (the option exercise price is greater than the closing price), no value is provided. This column is not required by the rules relating to executive compensation disclosures and is not a substitute for information required by Item 402 of SEC Regulation S-K, but rather is intended to provide additional information that stockholders may find useful.

Market Value of Shares or Units That Have Not Vested (Column (j))

The stock awards in this column include awards on July 11, 2012, July 10, 2013, and July 9, 2014, that are subject to time-based vesting pro rata over three years. The performance shares granted on July 11, 2012 and July 10, 2013 are also now included in this column, since their performance conditions have been satisfied. These performance shares are now restricted with a one-year service requirement before the restrictions lapse in July 2015 and July 2016.

The following table provides information with respect to the future vesting of each NEO’s outstanding restricted stock awards:

	Number of Securities Vesting (#)
	July 2015	July 2016	July 2017
Martin Mucci	88,897	76,975	6,024
Efrain Rivera	19,208	17,447	1,365
Mark A. Bottini	19,208	17,447	1,365
John B. Gibson	2,907	17,447	1,365
Michael E. Gioja	19,208	17,447	1,365

45	Paychex, Inc. 2015 Proxy Statement

NEO Compensation

The market value displayed is based on the number of shares that have not vested multiplied by $49.41, the closing price of the Company’s common stock as of May 29, 2015.

Total dividends and interest accrued on the restricted stock awards that have not vested as of May 31, 2015 were as follows: Mr. Mucci — $203,102; Mr. Rivera — $44,351; Mr. Bottini — $44,350; Mr. Gibson — $15,236; and Mr. Gioja — $44,352.

Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (Columns (k) and (l))

The stock awards in these columns represent performance shares granted on July 9, 2014. These awards have pre-established performance goals that can be achieved over a two-year period. Shares earned will be determined at the end of the performance period, and then will be restricted with a one-year service requirement before the restrictions lapse. These awards are presented at threshold performance as of May 31, 2015. The market value displayed is based on the number of shares at threshold multiplied by $49.41, the closing price of the Company’s common stock as of May 29, 2015.

Paychex, Inc. 2015 Proxy Statement	46

NEO Compensation

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

FISCAL 2015

Change In Control Plan

The Company has a Change in Control Plan covering the officers of the Company. Upon involuntary termination by the Company without cause or a voluntary termination by the participant for good reason, within 12 months following a Change in Control, the officer becomes entitled to certain severance benefits. Cause means the participant’s dereliction of duty to the Company, conviction for a felony, or willful misconduct that has a substantial adverse effect on the Company. Good reason means a significant change to the duties, authority, or position that were assigned immediately before the change in control including: the reduction in or removal of any material duties, authority, or position within the Company; assignment of duties inconsistent with the participant’s position, authorities, or responsibilities; reduction to base salary, annual incentive, or other elements of total compensation; relocation of the participant’s principal workplace to an area outside of a 50-mile radius; or the failure of a successor company to assume or adopt this plan.

The severance benefits, which are conditioned upon the execution of a general release in favor of the Company, are as follows:

•

Cash compensation in the form of a lump-sum payment equal to a multiple of Annual Cash Compensation (Base Salary and Bonus at target) as determined by position within the Company (CEO – 2.0; SVP – 1.5);

•	Lump-sum cash payment for pro-rated portion of current year annual cash performance incentive award at target;

•	Immediate vesting of all outstanding time-based equity awards. Performance-based equity awards will vest at target performance levels on a pro-rated basis; and

•

Lump-sum payment for the cost to continue basic life insurance, medical, dental, vision, and hospitalization benefits for the applicable Continuation Period, which is determined as the number of years equal to the participant’s multiplier (CEO – 2.0; SVP – 1.5).

The plan does not provide for tax gross-ups. The summary of the terms of the foregoing plan is qualified in its entirety by reference to the text of the plan document. For more information, refer to the Paychex, Inc. Change In Control Plan, incorporated by reference from Exhibit 10.24 to the Company’s Form 10-K filed with the SEC on July 15, 2011.

Other Separation Benefits

With the exception of the Change in Control Plan, NEOs are not entitled to severance benefits. However, for all NEOs, upon death or disability all unvested stock options and restricted stock awards become fully vested according to the terms of the award agreements under the 2002 Plan. Upon death or disability a NEO shall be entitled to a pro-rata portion of actual shares earned under a performance share award, based on number of days in performance period until the date of death or disability as a percentage of the total number of days in the performance period. The LTIP award agreement does not have a provision allowing vesting of a portion of the award at death, disability, or retirement.

Upon death, disability, or retirement, NEOs may be eligible to receive a pro-rated portion of the annual incentive program payout based on actual fiscal year results for the performance period.

47	Paychex, Inc. 2015 Proxy Statement

NEO Compensation

Potential Benefits Upon Separation from Company

The following table presents, as of May 31, 2015, the compensation and benefits to the NEOs upon separation from employment with the Company for the various reasons specified.

		Potential Payments Upon Separation
	Annual Compensation per the Summary Compensation Table (1)	Voluntary Resignation/ Termination	Death or Disability	Retirement	Termination Other Than For Cause/ Resignation For Good Reason within One Year of Change of Control
Martin Mucci
Base Salary (2)		$—	$—	$—	$1,800,000
Annual Incentive (3)		—	1,265,580	1,265,580	2,340,000
Stock Option Awards (4)		—	6,828,955	—	6,828,955
Restricted Stock Awards (5)		—	8,493,381	—	8,493,381
Performance Share Awards (6)		—	1,200,194	—	1,200,194
LTIP (7)		—	—	—	5,440,680
Benefits (8)		—	—	—	27,713

Total	$5,908,748	$—	$17,788,110	$1,265,580	$26,130,923

Efrain Rivera
Base Salary (2)		$—	$—	$—	$712,500
Annual Incentive (3)		—	423,178	423,178	605,625
Stock Option Awards (4)		—	1,506,828	—	1,506,828
Restricted Stock Awards (5)		—	1,878,568	—	1,878,568
Performance Share Awards (6)		—	272,051	—	272,051
LTIP (7)		—	—	—	2,720,340
Benefits (8)		—	—	—	23,850

Total	$1,748,626	$—	$4,080,625	$423,178	$7,719,762

Mark A. Bottini
Base Salary (2)		$—	$—	$—	$675,000
Annual Incentive (3)		—	422,190	422,190	573,750
Stock Option Awards (4)		—	1,580,222	—	1,580,222
Restricted Stock Awards (5)		—	1,878,568	—	1,878,568
Performance Share Awards (6)		—	272,051	—	272,051
LTIP (7)		—	—	—	3,266,550
Benefits (8)		—	—	—	34,605

Total	$1,803,0351	$—	$4,153,031	$422,190	$8,280,746

John B. Gibson
Base Salary (2)		—	—	—	600,000
Annual Incentive (3)		—	356,360	356,360	510,000
Stock Option Awards (4)		—	783,273	—	783,273
Restricted Stock Awards (5)		—	1,073,136	—	1,073,136
Performance Share Awards (6)		—	272,051	—	272,051
LTIP (7)		—	—	—	1,275,000
Benefits (8)		—	—	—	24,276

Total	$1,604,556	$—	$2,484,820	$356,360	$4,537,736

Michael E. Gioja
Base Salary (2)		$—	$—	$—	$637,500
Annual Incentive (3)		—	374,383	374,383	541,875
Stock Option Awards (4)		—	1,506,828	—	1,506,828
Restricted Stock Awards (5)		—	1,878,568	—	1,878,568
Performance Share Awards (6)		—	272,051	—	272,051
LTIP (7)		—	—	—	2,720,340
Benefits (8)		—	—	—	8,295

Total	$1,654,450	$—	$4,031,830	$374,383	$7,565,457

Total for all NEOs	$12,719,431	—	$32,538,416	$2,841,691	$54,234,624

Paychex, Inc. 2015 Proxy Statement	48

NEO Compensation

(1)

The amounts in this column are the total reported compensation for fiscal 2015 per the Summary Compensation Table presented earlier in the proxy statement. These amounts are provided for comparative purposes only.

(2)	Base salary is the annual salary at a multiple as outlined in the Change in Control Plan; 2.0 for CEO and 1.5 for SVPs.

(3)

For death or disability and retirement, the value for the annual incentive is the amount earned as of May 31, 2015. For termination other than for cause/resignation for good reason within one year of a change in control, the value for the annual incentive is the incentive at target at a multiple as outlined in the Change in Control Plan; 2.0 for CEO and 1.5 for SVPs.

(4)

The value of the unvested options is determined by the difference in the closing price of the Company’s common stock of $49.41 per share as of May 29, 2015 and the exercise price multiplied by the number of unvested options.

(5)	The value of unvested stock is based upon the closing price of the Company’s common stock of $49.41 as of May 29, 2015.

(6)

The value of the performance shares is based upon the closing price of the Company’s common stock of $49.41 as of May 29, 2015, assuming achievement at target, and pro-rated for one-half of the performance period completed as of May 31, 2015.

(7)

The value of the LTIP is determined by the difference in the closing price of the Company’s common stock of $49.41 per share as of May 29, 2015 and the exercise price multiplied by the number of unearned options, and, for all except Mr. Gibson, pro rated for four-fifths of the performance period completed as of May 31, 2015. Mr. Gibson’s LTIP is pro-rated for two-thirds of his performance period completed as of May 31, 2015.

(8)	The value of the cost to continue basic life insurance, medical, dental, vision, and hospitalization benefits for the applicable Continuation Period, which is equal to the number of years as outlined in the Change in Control Plan: 2.0 for CEO, and 1.5 for SVPs.

49	Paychex, Inc. 2015 Proxy Statement

NEO Compensation

NON-QUALIFIED DEFERRED COMPENSATION

FISCAL 2015

We offer a non-qualified and unfunded deferred compensation plan to our NEOs. Eligible employees are able to defer up to 50% of their base salary and annual incentive program award. The Company does not contribute to this plan. Gains and losses are credited based on the participant’s selection of a variety of designated investment choices. The NEO has sole control as to which of the designated funds to invest in, and earns the resulting return on such investment. We do not match any participant deferral or guarantee a certain rate of return. Distributions are paid at one of the following dates selected by the participant: the participant’s termination date; the date the participant retires from any active employment; or a designated specific date. Payments can be made either in a lump sum or in annual installments over a period not to exceed ten years.

The following table summarizes the NEO benefits under the plan:

	Fiscal 2015
Name (a)	Executive Contributions ($) (b)	Aggregate Earnings, Net ($) (c)	Aggregate Withdrawals/ Distributions ($) (d)	Aggregate Balance as of May 31, 2015 ($) (e)
Martin Mucci	$249,468	$66,984	$—	$1,611,208
Efrain Rivera	$440,871	$29,235	$—	$1,302,177
John B. Gibson	$86,266	$5,081	$—	$91,347

Other NEO’s are currently not participating in this plan.

Executive Contributions (Column (b))

The amounts in this column reflect the aggregate of the salary and bonus amounts deferred by the NEO during fiscal 2015. These are included in amounts reported in the Fiscal 2015 Summary Compensation Table .

Aggregate Earnings, Net (Column (c))

The amounts in this column reflect both net realized gains/losses and net unrealized gains/losses. They are not included in the Fiscal 2015 Summary Compensation Table as the earnings on these investments are not considered to be “above-market” earnings.

Aggregate Withdrawals/Distributions (Column (d))

The amounts in this column reflect amounts withdrawn from the plan. These were included in the “Salary” and “Non-Equity Incentive Plan Compensation” amounts reported in current and previous years in the Fiscal 2015 Summary Compensation Table.

Aggregate Balance as of May 31, 2015 (Column (e))

The amounts in this column reflect the accumulated balances in the plan and include the “Salary” and “Non-Equity Incentive Plan Compensation” amounts reported in current and previous years in the Fiscal 2015 Summary Compensation Table.

Paychex, Inc. 2015 Proxy Statement	50

NEO Compensation

The investment funds managed at Matrix Trust Company available to NEOs, and the respective one-year rates of return as of May 31, 2015, are as follows:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
American Funds Europacific Growth Fund	3.81%	T. Rowe Price Equity Income Fund	4.51%
BlackRock Global Allocation Fund Class A	4.47%	T. Rowe Price Growth Stock Fund	17.23%
Fidelity Spartan Extended Market Index Fund	11.88%	T. Rowe Price New Income Fund	2.65%
Fidelity Spartan 500 Index Advantage Fund	11.76%	T. Rowe Price Small-Cap Value Fund	1.06%
MFS Mid Cap Value Fund RS	4.92%	Vanguard Prime Money Market Fund	0.01%
Oppenheimer Developing Markets Fund Class A	(6.22)%	Vanguard Total International Stock Index Fund	(0.25)%

51	Paychex, Inc. 2015 Proxy Statement

2002 Stock Incentive Plan

PROPOSAL 3 • TO APPROVE AND AMEND THE PAYCHEX, INC. 2002 STOCK INCENTIVE PLAN, INCLUDING AN INCREASE IN THE SHARES AVAILABLE UNDER THE PLAN

Proposal Snapshot

What am I voting on?

Stockholders are being asked to approve and amend the Company’s 2002 Stock Incentive Plan (as amended and restated effective October 14, 2015) (the “amended and restated Plan”), as required every five years along with an amendment to the plan to increase the aggregate number of shares of common stock available for issuance by 5,000,000 shares and to enhance the plan’s clawback provisions.

Voting Recommendation

The Board recommends a vote FOR the approval of the amended and restated Plan, including an increase in the shares available under the plan.

Background

Stockholder approval of the Company’s 2002 Plan is required every five years in conjunction with Section 162(m) of the Code, and approval of this proposal is intended to constitute approval of the material terms of the performance goals under the 2002 Plan for purposes of section 162(m) of the Code. In addition, our Board has approved, subject to the approval of our stockholders an increase in the aggregate number of shares of common stock available for issuance under the 2002 Plan by 5,000,000 to a total of 42,500,000 (the “Plan Amendment”). The 2002 Plan authorizes the granting of common stock-based awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units, and performance awards. No additional forms of awards are being added as a result of the Plan Amendment. Additionally, the Plan Amendment includes a new clawback provision intended to address the requirements of the Dodd-Frank Act.

Our Board believes that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve continued strong performance in the future by providing a direct link between compensation and the creation of long-term stockholder value. The increasing use of full-value stock awards motivates employees while minimizing dilution to stockholders. The 2002 Plan encourages ownership in the Company on the part of those employees who are primarily responsible for the overall success and growth of the Company. Through the granting of options to purchase stock and the awarding of a portion of compensation in the form of equity subject to certain restrictions, the 2002 Plan provides these individuals with an incentive to remain with the Company and ensures alignment of their interest with those of the Company’s other stockholders.

Our Board is recommending approval to increase shares available for issuance to enable us to meet our anticipated needs. For the three years ended May 31, 2015, the Company’s average annual burn rate was approximately 0.9%, which is well within the range of the ISS expectations of 2.86% for the commercial services industry. Our burn rate has been below the median for the three-year average annual burn rate of our Peer Group and industry, falling within the lowest quartile of both groups. Burn rate is defined as the total shares underlying all stock-settled awards granted during the period divided by the weighted average common shares outstanding for the period. Burn rate does not consider cancellations or forfeitures of awards. For purposes of calculating the number of shares granted by the Company in any given year, any full-value stock awards will count as the equivalent to two shares.

As of May 31, 2015, 32.8 million shares have been granted subject to awards under the 2002 Plan and 18.6 million shares remain available for grant under the 2002 Plan.

Paychex, Inc. 2015 Proxy Statement	52

2002 Stock Incentive Plan

If approved by the stockholders, the amended and restated Plan will be effective as of the date of the Annual Meeting.

Required Vote

Assuming the presence of a quorum, the affirmative vote of at least a majority of the shares of common stock present at the Annual Meeting, in person or by proxy, and entitled to vote is required to approve the amended and restated Plan. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Broker non-votes will not have any effect on the outcome of this proposal, but abstentions will have the same effect as a vote against the proposal.

If this proposal is not approved by the Company’s stockholders, the Company’s flexibility may be limited, which will impact the Company’s ability to provide incentives and rewards to its employees and directors, to attract and retain such persons on a competitive basis, and to align the interests of such persons with those of the Company and its stockholders.

The Board recommends a vote FOR the proposal to approve and amend the 2002 Plan, including an increase in the shares available under the 2002 Plan. Unless otherwise directed, the persons named in the enclosed proxy will vote such proxies FOR this proposal.

Summary of the Plan

A summary of the 2002 Plan, as amended and restated October 14, 2015 appears below. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the amended and restated Plan itself. The complete text of the amended and restated Plan is attached to this proxy statement as Appendix A. Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given such terms in the amended and restated Plan.

Effective Date. The amendment and restatement of the 2002 Plan was adopted by the Board on July 9, 2015, and will become effective if approved by the stockholders of the Company at the Annual Meeting.

Administration. The amended and restated Plan will be administered by the G&C Committee, or such other committee as may be designated by the Board (the “Committee”). The Committee must be comprised of not less than such number of directors as is required to permit Awards to qualify under Rule 16b-3 under the Exchange Act, and each member of the Committee must be a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of section 162(m) of the Code.

The Committee will have broad authority in its administration of the amended and restated Plan including, but not limited to, the authority to interpret the amended and restated Plan; to establish rules and regulations for the administration of the amended and restated Plan; to select those eligible individuals to receive Awards; to determine the type, size, terms, conditions, limitations, and restrictions of Awards; and to take all other action it deems necessary or advisable to administer the amended and restated Plan. Notwithstanding the Committee’s broad authority, the exercise price of any Option and the strike price of any Stock Appreciation Right granted pursuant to the amended and restated Plan may not be subsequently “repriced” without stockholder approval.

Eligibility. All officers, non-employee directors, employees, consultants, and advisors providing services to the Company or an Affiliate are eligible to participate in the amended and restated Plan. As of May 31, 2015, all eight executive officers, all seven non-employee directors, and approximately 13,000 other officers and employees were eligible for participation in the amended and restated Plan. The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Committee.

53	Paychex, Inc. 2015 Proxy Statement

2002 Stock Incentive Plan

Shares Available. The amendment and restatement of the 2002 Plan would increase the number of Shares that may be issued thereunder by 5,000,000 to 42,500,000. However, of the total number of Shares available for Awards under the amended and restated Plan, no more than 12,000,000 Shares would be available for issuance pursuant to grants of Stock Awards, Restricted Stock, or Restricted Stock Units.

Types of Awards. Awards under the amended and restated Plan may be in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock, Restricted Stock Units, and Performance Awards, or any combination thereof.

Award Limits. Eligible individuals may not be granted any Award, the value of which is based solely on an increase in the value of Shares after the date of grant of such Award, for more than 1,500,000 Shares in the aggregate in any calendar year. In addition, the maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year is $8,000,000 in value, whether payable in cash, Shares, or other property.

Stock Options. Options may be Incentive Stock Options or Non-Qualified Stock Options for federal income tax purposes. Options vest and become exercisable at such times and upon such terms and conditions as determined by the Committee; provided, however, (a) an Option may not be exercisable more than ten years after the date it is granted, and (b) the per-Share exercise price for any Option may not be less than 100 percent of the fair market value of a Share on the day that the Option is granted, except for Options granted in assumption or replacement of outstanding stock options in connection with specified corporate transactions.

Stock Appreciation Rights. A Stock Appreciation Right entitles the Participant upon exercise to receive a per-Share amount equal to the excess of the fair market value on the exercise date of one Share over the strike price. Stock Appreciation Rights vest and become exercisable at such times and upon such terms and conditions as determined by the Committee; provided, however, the per-Share strike price for any Stock Appreciation Right may not be less than 100 percent of the fair market value of a Share on the day that the Stock Appreciation Right is granted, except for Stock Appreciation Rights granted in assumption or replacement of outstanding stock appreciation rights in connection with specified corporate transactions.

Stock Awards. A Stock Award is an outright grant of Shares to a Participant. Stock Awards may only be made to officers and directors, must be made in lieu of salary or cash bonus, and the number of Shares awarded must be reasonable.

Restricted Stock and Restricted Stock Units. Restricted Stock is a grant to a Participant of Shares that are subject to a vesting schedule. The holder of Restricted Stock is a stockholder of record with respect to the underlying Shares, and is entitled to vote such Shares and to receive any dividends paid on the Shares. A Restricted Stock Unit is a right that entitles the holder to receive Shares at some future date; the holder of a Restricted Stock Unit does not have the right to vote, and generally is not entitled to receive dividends on the Shares underlying the Restricted Stock Unit until such Shares are actually issued. Restricted Stock and Restricted Stock Units must have a minimum vesting period of three years, except in the case of Restricted Stock and Restricted Stock Units that are conditioned on performance, or that are awarded to non-employee directors, which may have a minimum vesting period of one year.

Performance Awards. Performance Awards are structured to qualify as deductible “performance-based” compensation for purposes of section 162(m) of the Code. A Performance Award is conditioned upon the achievement of one or more Performance Criteria, as set forth in the amended and restated Plan. Performance Goals may reflect the performance of the Company as a whole or that of a particular business unit, or a relative comparison to the performance of the Company’s peer group. In addition, the Committee may designate Performance Goals to include or exclude the effect of certain items or events.

Adjustments Upon Certain Corporate Events. In the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of

Paychex, Inc. 2015 Proxy Statement	54

2002 Stock Incentive Plan

warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee will, in such manner as it may deem equitable, appropriately adjust: (a) the number and type of Shares available under the amended and restated Plan; (b) the number and type of Shares subject to outstanding Awards; or (c) the per-Share exercise price, strike price, or purchase price of any outstanding Award.

Vesting in the Event of Termination following a Change in Control. If set forth in the applicable Award Agreement, then in the event of the involuntary termination of employment other than for Cause within two years following a Change of Control, all of a Participant’s outstanding Awards shall immediately vest. In addition, if set forth in the applicable Award Agreement, then all of the Participant’s outstanding Performance Awards shall be deemed to have achieved target level performance, and the Participant shall be entitled to receive a pro rata portion of such Awards.

Clawback. The Company will, to the extent permitted by governing law, require reimbursement of a portion of any compensation received under any or all awards to a Participant where: (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement; (b) in the Committee’s view the Participant engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement; and (c) a lower payment would have been made to the Participant based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual Participant’s compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results, plus a reasonable rate of interest; provided that the Company will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed.

Dodd-Frank Clawback. Additionally, the Committee will implement an enhanced clawback policy to meet the requirements of the Dodd-Frank Act and its implementing regulations by no later than the effective date required by applicable laws.

Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the amended and restated Plan without stockholder approval; provided, however, that the prior approval of the stockholders of the Company is required for any amendment to the amended and restated Plan that: (a) requires stockholder approval under the rules or regulations of the SEC, NASDAQ or other securities exchange that are applicable to the Company; (b) increases the number of Shares authorized under the Plan; (c) increases the limitations on Awards contained in the amended and restated Plan; (d) permits repricing of Options or Stock Appreciation Rights; (e) permits the grant of Options or Stock Appreciation Rights at a per-Share price less than 100 percent of the fair market value of a Share on the date of grant; or (f) would cause section 162(m) to become unavailable with respect to Awards granted under the Plan.

Equity Compensation Plan Information

The following table summarizes, as of May 31, 2015, the number of shares subject to currently outstanding equity awards, their weighted-average exercise price, and the number of shares available for future grants under the 2002 Plan, before taking into account the additional number of shares that would be authorized for issuance if the Plan Amendments are approved:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted-average Excercise Price of Outstanding Options	Number of Remaining Available Shares for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	7,400,000	$33.80	18,600,000

55	Paychex, Inc. 2015 Proxy Statement

2002 Stock Incentive Plan

New Plan Benefits

Because awards under the amended and restated Plan are discretionary, we are not able to determine the benefits or amounts that will hereafter be received by or allocated to each NEO, all current executive officers as a group, or all employees, including officers who are not executive officers, as a group.

Securities Act Registration

The Company intends to register the additional 5,000,000 Shares issuable and purchasable under the amended and restated Plan pursuant to a Registration Statement on Form S-8 as soon as practicable, subject to the stockholders’ approval of the amended and restated Plan at the Annual Meeting.

Tax Status of Plan Awards

Unless otherwise defined in this tax status, capitalized terms used in this summary have the meanings given such terms in the amended and restated Plan.

Introduction. The following discussion of the U.S. federal income tax consequences of Awards under the amended and restated Plan, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain foreign, state, and local taxes which are not described below.

Incentive Stock Options. Pursuant to the requirements of section 422 of the Code, only employees are eligible to receive Incentive Stock Options. If an Option is an Incentive Stock Option, no income is realized by the employee upon grant or exercise of the Incentive Stock Option(although the spread on the exercise date is a preference item for alternative minimum tax purposes), and no deduction is available to the Company at such times. If the Shares purchased upon the exercise of an Incentive Stock Option are held by the employee for at least two years from the date of the grant of such Incentive Stock Option and for at least one year after exercise, any resulting gain is taxed at the long-term capital gains rates. If the Shares purchased pursuant to an Incentive Stock Option are disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the Shares at the time of exercise and the exercise price of the Incentive Stock Option, is taxed at ordinary income rates as compensation paid to the employee, and the Company is entitled to a deduction for an equivalent amount. Any amount realized by the employee in excess of the fair market value of the Shares at the time of exercise is taxed at capital gains rates.

Non-Qualified Stock Options. If an Option is a Non-Qualified Stock Option, no income is realized by the Participant at the time of grant of the Non-Qualified Stock Option, and no deduction is available to the Company at such time. At the time of exercise, ordinary income is realized by the Participant in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise, and the Company receives an income tax deduction for such amount. Upon disposition, any appreciation or depreciation of the Shares after the date of exercise will be treated as capital gain or loss depending on how long the Shares have been held.

Stock Appreciation Rights. No income is realized by a Participant at the time a Stock Appreciation Right is granted, and no deduction is available to the Company at such time. When a Stock Appreciation Right is exercised, ordinary income is realized by the Participant in an amount equal to the difference between the strike price and the fair market value of the shares on the date of exercise, and the Company receives an income tax deduction for such amount.

Stock Awards. Upon the grant of a Stock Award, a Participant realizes taxable income equal to the fair market value at such time as the Shares are received by the Participant under such Award (less the purchase price therefore, if any), and, subject to the limitations of Section 162(m) of the Code, the Company is entitled to a corresponding tax deduction at that time.

Paychex, Inc. 2015 Proxy Statement	56

2002 Stock Incentive Plan

Restricted Stock. Upon the grant of Restricted Stock, no income is realized by a Participant (unless the Participant timely makes an election under section 83(b) of the Code), and the Company is not allowed a deduction at that time. When the Restricted Stock vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant realizes taxable ordinary income in an amount equal to the fair market value at the time of vesting of the Shares of Restricted Stock which have vested (less the purchase price therefore, if any), and, subject to the limitations of section 162(m) of the Code, the Company is entitled to a corresponding deduction at such time. If a Participant makes a timely election under section 83(b) of the Code, then the Participant recognizes taxable ordinary income in an amount equal to the fair market value at the time of grant of the Restricted Stock (less the purchase price therefore, if any), and, subject to the limitations of section 162(m) of the Code, the Company is entitled to a corresponding deduction at such time.

Restricted Stock Units. Upon the grant of Restricted Stock Units, no income is realized by a Participant, and the Company is not allowed a deduction at that time. When Restricted Stock Units vest and are no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant realizes taxable ordinary income in an amount equal to the fair market value at the time of vesting of the Shares received by the Participant under the Restricted Stock Units (less the purchase price therefore, if any), and, subject to the limitations of section 162(m) of the Code, the Company is entitled to a corresponding deduction at such time.

Performance Awards. A Participant receiving a Performance Award will not recognize income and the Company will not be allowed a tax deduction at the time the Award is granted. When the Participant receives payment of the Performance Award, the amount of cash and the fair market value of any Shares received will be ordinary income to the Participant and the Company is entitled to a corresponding deduction at such time.

Stock Price

The closing price of a Share reported on NASDAQ on August 21, 2015, was $45.69 per share.

57	Paychex, Inc. 2015 Proxy Statement

Employee Stock Purchase Plan

PROPOSAL 4 • TO APPROVE THE PAYCHEX, INC. 2015 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

Proposal Snapshot

What am I voting on?

Stockholders are being asked to approve the Company’s 2015 Qualified Employee Stock Purchase Plan (the “ESPP.”)

Voting Recommendation

The Board recommends a vote FOR the approval of the ESPP.

Background

Our Board has approved, subject to the approval of our stockholders, the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” under section 423 of the Code. Currently, the company offers an unqualified plan to our employees as a convenient and practical means by which employees may participate in stock ownership of the Company. The qualified ESPP would benefit employees by offering the purchase of the Company’s common stock at a discounted price through payroll deductions.

Our Board believes that the ESPP promotes the interests of the Company and its stockholders by encouraging employees of the Company to become stockholders, and therefore promotes the Company’s growth and success. The Board also believes that the opportunity to acquire an interest in the success of the Company through the acquisition of shares of stock pursuant to the ESPP is an important aspect of the Company’s ability to attract and retain highly qualified and motivated employees. The Board believes that it is desirable and in the best interests of the Company and its stockholders to continue to provide employees of the Company with benefits under the ESPP. A copy of the ESPP plan document, as proposed, is attached to this proxy statement as Appendix B.

If approved by the stockholders, the qualified plan will be effective as of the date of the Annual Meeting.

Required Vote

Assuming the presence of a quorum, the affirmative vote of at least a majority of the shares of common stock present at the Annual Meeting, in person or by proxy, and entitled to vote is required to approve the ESPP. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Broker non-votes will not have any effect on the outcome of this proposal, but abstentions will have the same affect as a vote against the proposal.

If this proposal is not approved by the Company’s stockholders, the Company’s flexibility may be limited, which will impact the Company’s ability to provide incentives and rewards to its employees, to attract and retain such persons on a competitive basis, and to align the interests of such persons with those of the Company and its stockholders.

The Board recommends a vote FOR the proposal to approve the ESPP. Unless otherwise directed, the persons named in the enclosed proxy will vote such proxies FOR this proposal.

Paychex, Inc. 2015 Proxy Statement	58

Employee Stock Purchase Plan

Summary of the Plan

A summary of the ESPP appears below. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the ESPP itself. The complete text of the ESPP is attached to this proxy statement as Appendix B. Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given such terms in the ESPP.

Effective Date: The ESPP was adopted by the Board on July 9, 2015, and the qualified plan will become effective if approved by the stockholders of the Company at the Annual Meeting.

Shares Subject to the ESPP: The total number of Shares which may be purchased under the ESPP is 2,500,000.

Administration of the ESPP: The ESPP shall be administered by the Committee appointed by the Board which shall be comprised of not less than such number of directors as shall be required to permit Common Stock purchased under the ESPP to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3. The Committee shall be the G&C Committee of the Board unless the Board shall appoint another committee to administer the ESPP.

Subject to the express provisions of the ESPP, the Committee shall have the authority to take any and all actions necessary to implement the ESPP and to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the ESPP. All of such determinations shall be final and binding upon all persons. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the ESPP.

Eligible Employees: Any employee of the Company shall be eligible to participate in the ESPP, except an employee who owns (or is considered as owning within the meaning of Section 424(d) of the Code) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Paychex or any Subsidiary. No director of the Company who is not an employee shall be eligible to participate in the ESPP. As of May 31, 2015 we had approximately 13,000 employees.

Election to Participate: An Eligible Employee may become a Participant effective on the first Business Day of any Offering Period by filing with the broker or other agent designated by the Committee, an Enrollment Form authorizing specified regular payroll deductions from his or her Eligible Compensation. Such regular payroll deductions shall be subject to a maximum deduction of (a) a percentage (not to exceed 25%) specified by the Committee for such Offering Period of Eligible Compensation for each payroll date during that Offering Period, or (b) a maximum dollar amount specified by the Committee for such Offering Period.

Purchase of Shares: Each Participant having eligible funds in his or her Payroll Deduction Account on a Purchase Date shall be deemed, without any further action, to have purchased the number of full Shares which the eligible funds in his or her Payroll Deduction Account could purchase on that Purchase Date at a price per Share that shall be the Applicable Percentage of the fair market value of such Share on the Purchase Date. The Payroll Deduction Account of each such Participant shall be charged for the amount of such purchase and shares shall be issued to the Participant as of the Purchase Date. No fractional Shares shall be purchased; any funds in a Participant’s Payroll Deduction Account that are insufficient to purchase a full Share shall be retained in the Participant’s Payroll Deduction Account for the following Offering Period, unless the Participant will not be participating in the following Offering Period. Except for amounts retained in a Participant’s Payroll Deduction Account pursuant to the preceding sentence, any funds left over in a Participant’s Payroll Deduction Account after the purchase of Shares on a Purchase Date shall be returned to the Participant.

Limitation on Purchases: During any one calendar year, no Participant shall have the right to purchase under the ESPP (and all other plans qualified under Section 423 of the Code) Shares having a fair market value (determined as of an Offering Commencement Date) in excess of $25,000. The purpose of this limitation is to comply with Section 423(b)(8) of the Code.

59	Paychex, Inc. 2015 Proxy Statement

Employee Stock Purchase Plan

A Participant’s Payroll Deduction Account may not be used to purchase Shares on any Purchase Date to the extent that after such purchase the Participant would own (or be considered as owning within the meaning of Section 424(d) of the Code) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Paychex or any Subsidiary. For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Purchase Date on which such limitation applies to Participant’s ability to purchase Shares, the participant shall cease to be an Eligible Employee and a Participant. The Committee may establish a limit on the maximum number of Shares that any Participant may purchase under the ESPP during an Offering Period provided that such limit is in addition to, and not in replacement of, the annual $25,000 limitation.

Rights as a Stockholder: None of the rights or privileges of a stockholder of Paychex shall exist with respect to Shares purchased under the ESPP until the date as of which such Shares are delivered.

Rights Not Transferable: In general, neither payroll deductions credited to a Participant’s Payroll Deduction Account nor any rights with regard to participation in the ESPP nor the right to receive Shares shall be transferable in any way by a Participant, and during the lifetime of a Participant, the Participant’s right to purchase Shares under the ESPP may only be exercised by the Participant.

Adjustment Upon Certain Corporate Events: In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which Paychex is the surviving corporation or other change in Paychex’s capital stock applicable to all stockholders generally, the number and kind of shares of stock or other securities of Paychex to be subject to the ESPP, the maximum number of shares or other securities which may be delivered under the ESPP, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

If Paychex is a party to a consolidation or a merger in which Paychex is not the surviving corporation, a transaction that results in the acquisition of substantially all of Paychex’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of Paychex’s assets, the Committee may take such actions with respect to the ESPP as the Committee deems appropriate.

Retirement, Termination and Death: In the event of a Participant’s death or retirement or termination of employment for any reason, or in the event that a Participant ceases to be an Eligible Employee, then no further purchase of Shares shall be made by him or her under the ESPP. In such event, the amount remaining in the employee’s Payroll Deduction Account shall be refunded to him or her. In the event of a Participant’s death, the amount in his or her Payroll Deduction Account shall be delivered to the beneficiary designated by the Participant in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount shall be delivered to the Participant’s estate.

Amendment of the ESPP: The Board may at any time, or from time to time, amend the ESPP in any respect; provided, however, that the stockholders of Paychex must approve any amendment that would materially (a) increase the benefits accruing to Participants under the ESPP, (b) increase the number of securities that may be issued under the ESPP, or (c) modify the requirements as to eligibility for participation in the ESPP.

Termination of the ESPP: The ESPP and all rights of employees thereunder shall terminate on the earlier of: (a) the Purchase Date that Participants become entitled to purchase a number of Shares greater than the number of shares remaining available for purchase under the ESPP; or (b) a date specified by the Board in its sole discretion. In the event that the ESPP terminates under circumstances described in clause (a) of this Section, the shares remaining as of the termination date shall be purchased by Participants on a pro-rata basis. Upon termination of the ESPP, all amounts in an employee’s Payroll Deduction Account that are not used to purchase Shares will be refunded to such employee.

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Employee Stock Purchase Plan

Securities Act Registration

The Company intends to register the 2,500,000 Shares issuable and purchasable under the ESPP pursuant to a Registration Statement on Form S-8 as soon as practicable, subject to the stockholders’ approval of the ESPP at the Annual Meeting.

Tax Consequences

The following discussion of the U.S. federal income tax consequences of Shares, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain foreign, state, and local taxes which are not described below.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under Section 423 of the Code, employees will not recognize taxable income or gain with respect to shares purchased under the ESPP either at the offering date or the purchase date of an offering. If an employee disposes of shares purchased under the ESPP more than two years after the offering date, or in the event of the employee’s death at any time, the employee or the employee’s estate generally will be required to report as ordinary compensation income for the taxable year of disposition or death an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition or death over the applicable purchase price, or (b) the discount of the shares on the offering date. In the case of such a disposition or death, the Company will not be entitled to any deduction from income. Any gain on the disposition in excess of the amount treated as ordinary compensation income generally will be capital gain.

If an employee disposes of shares purchased under the ESPP within two years after the offering date, the employee generally will be required to report the excess of the fair market value of the shares on the purchase date over the applicable purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price generally will be capital gain or loss. In the event of a disposition within two years after the offering date, and subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a corresponding tax deduction.

Stock Price

The closing price of a share reported on NASDAQ on August 21, 2015, was $45.69 per share.

61	Paychex, Inc. 2015 Proxy Statement

Independent Accountants

PROPOSAL 5  • RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Snapshot

What am I voting on?

Stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered accounting firm for the fiscal year ending May 31, 2016 (“fiscal 2016”).

Voting Recommendation

The Board recommends a vote FOR the ratification of PwC as the Company’s independent public accounting firm for fiscal 2016.

The Audit Committee has appointed PwC as the Company’s independent registered public accounting firm (the “independent accountants”) for fiscal 2016. Although action by stockholders in this matter is not required, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment and to seriously consider stockholder opinion on this issue. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent accountants, but may still retain them.

Representatives from PwC, the Company’s independent accountants, will be present at the Annual Meeting, will be afforded the opportunity to make any statements they wish, and will be available to respond to appropriate questions from stockholders.

To ratify the appointment of PwC, a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting must be voted for the proposal.

The Board recommends a vote FOR the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for fiscal 2016.

Fees For Professional Services

The following table shows the aggregate fees for professional services rendered for the Company by PwC:

	Year Ended May 31,
	2015	2014
Audit fees	$1,069,000	$1,087,000
Tax-related fees	120,000	194,000
Other fees	59,000	—

Total fees	$1,248,000	$1,281,000

Audit fees

This category includes fees for fiscal 2015 and fiscal 2014 that were for professional services rendered for the audits of the Company’s annual consolidated financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, audits of the effectiveness of internal control over financial reporting, and for statutory and regulatory filings.

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Independent Accountants

Tax fees

This category includes fees for fiscal 2015 and fiscal 2014 services related to tax compliance and planning.

Other fees

This category includes fees for fiscal 2015 related to a special project related to marketing strategies.

Audit Committee Policy on Pre-Approval of Services of Independent Accountants

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. The Audit Committee pre-approved all such audit and audit-related services provided by the independent accountants during fiscal 2015 and fiscal 2014.

63	Paychex, Inc. 2015 Proxy Statement

Independent Accountants

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board and is composed entirely of independent directors. The Audit Committee is governed by a written Charter and its primary responsibilities are highlighted in the Corporate Governance section of this Proxy Statement.

Paychex management is responsible for the preparation of the consolidated financial statements, the financial reporting process, and for the Company’s internal controls over financial reporting. PricewaterhouseCoopers LLP, the Company’s independent accountants, is responsible for performing independent audits of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The independent accountants are also responsible for expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee monitors and oversees these processes. Also, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16 as adopted by the Public Company Accounting Oversight Board relating to communications with audit committees.

As part of the oversight processes, the Audit Committee regularly meets with management, the Company’s internal auditors, and the independent accountants. The Audit Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the overall scope and plans for various audits, results of their examinations, their evaluations of the Company’s internal controls, and the overall quality and effectiveness of the Company’s financial reporting process and legal and ethical compliance programs, including the Company’s Code of Business Ethics and Conduct. The Audit Committee held six meetings during fiscal 2015 and had full access to each of the aforementioned parties.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent accountants the consolidated financial statements for fiscal 2015, including a discussion on the quality and acceptability of the Company’s accounting policies, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements. The Audit Committee also monitored the progress and results of testing of internal controls over financial reporting, reviewed reports from management and internal audit regarding design, operation, and effectiveness of internal controls over financial reporting, and reviewed the report from the independent accountants regarding the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has discussed with the independent accountants the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees) and SEC Rule 207. The independent accountants have provided the Audit Committee with written disclosures and the letter required by the Public Company Accounting Oversight Board regarding independent accountants’ communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent accountants and management the accountants’ independence. The Audit Committee approved non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2015. The Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company and its affiliates and the fees and costs billed for those services, is permissible with PricewaterhouseCoopers LLP’s independence. The Audit Committee has a clear policy on non-audit services that may be provided by the independent accountants, which prohibits certain categories of work and requires pre-authorization for all non-audit related services.

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Independent Accountants

Based upon the reviews and discussions referred to above, the Audit Committee recommended and the Board approved that the audited consolidated financial statements be included in the Company’s Form 10-K for the fiscal 2015 for filing with the SEC. The Audit Committee has recommended for approval by the Board the selection of the Company’s independent accountants.

The Audit Committee:

David J. S. Flaschen, Chairman
Grant M. Inman
Pamela A. Joseph
Joseph G. Doody

65	Paychex, Inc. 2015 Proxy Statement

FAQ

FREQUENTLY ASKED QUESTIONS

What is a Proxy Statement and What Is a Proxy?

We are furnishing this proxy statement to stockholders on behalf of our Board, who is soliciting your proxy to vote at the Annual Meeting. A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. This proxy statement summarizes information concerning the matters to be presented at the Annual Meeting and related information to help stockholders make an informed vote.

A proxy is your legal designation of another person to vote the stock that you own. That other person is called a proxy. The proxy card is your written document that designates someone to be your proxy. We have designated two of our officers as proxies for the Annual Meeting — Martin Mucci, President and CEO, and Efrain Rivera, SVP, CFO, and Treasurer.

Distribution of this proxy statement and a form of proxy to stockholders is scheduled to begin on or about September 10, 2015.

When and Where Is the Annual Meeting?

The Annual Meeting will be held on Wednesday, October 14, 2015 at 10:00 a.m. Eastern Time at The Strong, One Manhattan Square, Rochester, NY, 14607.

What Am I Voting On? How Do You Recommend I Vote?

The table below shows the proposals subject to vote at the Annual Meeting, along with information on what vote is required to approve each of the proposals, assuming the presence of a quorum at the Annual Meeting, and the Board’s recommendations for each proposal. With respect to Proposals 1, 2, 3, 4 and 5 you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Proposal	Vote Required	Board Recommendation
Proposal 1: Election of nine nominees to the Board of Directors for a term of one year	Majority of the votes duly cast	FOR all director nominees
Proposal 2: Advisory vote to approve the Company’s named executive officer compensation	Majority of the shares present in person or by proxy and entitled to vote	FOR
Proposal 3: To approve and amend the Paychex 2002 Stock Incentive Plan, including an increase in the shares available under the plan	Majority of the shares present in person or by proxy and entitled to vote	FOR
Proposal 4: To approve the Paychex, Inc. 2015 Qualified Employee Stock Purchase Plan	Majority of the shares present in person or by proxy and entitled to vote	FOR
Proposal 5: Ratification of the selection of the Independent Registered Public Accounting Firm	Majority of the shares present in person or by proxy and entitled to vote	FOR

Who is Entitled to Vote At the Annual Meeting?

Stockholders of record of our common stock as of the close of business on August 17, 2015 (the “Record Date”) will be eligible to vote at the Annual Meeting. Each share outstanding as of the Record Date will be entitled to one vote.

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FAQ

How Many Shares Must Be Present to Hold the Annual Meeting?

In order for us to conduct our Annual Meeting, the holders of a majority of the shares entitled to vote must be present at the Annual Meeting in person or by proxy. This is called a quorum. A quorum is necessary to hold a valid meeting. As of August 17, 2015, 361,304,370 shares of common stock were issued and outstanding. A total of 180,652,186 shares will constitute a quorum.

What is The Difference Between a Registered Shareholder and a Beneficial Shareholder?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record, or a registered shareholder, with respect to those shares. If your shares are held in a brokerage account in the name of your bank, broker, or other holder of record (this is called “street name”), you are not a registered stockholder, but rather are considered a beneficial owner of those shares. Your bank, broker, or other holder of record will send you instructions on how to vote your shares.

What Shares are Included on the Proxy Card?

You may receive more than one proxy card if you have multiple accounts with our transfer agent, or with banks, brokers, or other holders of record.

If you are a registered stockholder, you will receive a proxy card for shares of common stock you hold in certificate form or in book-entry form.

If you are a participant in the Paychex Employee Stock Ownership Plan Stock Fund (“ESOP”) of the Company’s 401(k) Plan, will receive a proxy card that reflects those shares. You can vote those shares using the methods described below. This will serve as a voting instruction for Fidelity Management Trust Company (the “Trustee”), who is the holder of record for the shares in the ESOP. As a participant in the ESOP, you have the right to direct the Trustee on how to vote the shares of common stock credited to your account at the Annual Meeting. The participants’ voting instructions will be tabulated confidentially. Only the Trustee and/or the tabulator will have access to each participant’s individual voting direction. If you do not submit voting instructions for your shares of common stock in the ESOP, those shares will be voted by the Trustee in the same proportions as the shares for which voting instructions were received from other participants. To allow sufficient time for voting by the Trustee, voting instructions by ESOP participants must be received by 11:59 p.m. Eastern Time on Friday, October 9, 2015. The Trustee will then vote all shares of common stock held in the ESOP by the established deadline.

If you are a beneficial owner, you will receive voting instruction information from the bank, broker, or other holder of record through which you own your shares of common stock.

How Do I Vote?

Registered shareholders or participants in the ESOP can vote in one of four ways:

•

Via the Internet — Go to the website noted on your proxy card in order to vote via the Internet. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote.

• By mobile device —Scan this QR code.

•	By telephone — Call the toll-free telephone number indicated on your proxy card and follow the voice prompt instructions to vote by telephone. Telephone voting is available 24 hours a day.

67	Paychex, Inc. 2015 Proxy Statement

FAQ

•

By mail — Mark your proxy card, sign and date it, and return it in the enclosed postage-paid envelope. If you elected to electronically access the proxy statement and Annual Report, you will not receive a proxy card and must vote via the Internet.

•

In person — You may vote your shares at the Annual Meeting if you attend in person, even if you previously submitted a proxy card or voted via Internet or telephone. Whether or not you plan to attend the Annual Meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

Proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern Time on Tuesday, October 13, 2015. If you vote by telephone or the Internet, you do not need to return your proxy card.

May I Vote In Person at the Annual Meeting?

You may vote your shares at the Annual meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

If you are a beneficial owner, and want to vote your shares in person at the Annual Meeting, you will need to ask your bank, broker, or other nominee to furnish you with a legal proxy. You must hand this legal proxy in with your completed ballot. Without this legal proxy you will be unable to vote at the meeting.

May I Change My Mind After I Vote?

Registered stockholders may change a properly executed proxy at any time prior to it being voted at the Annual Meeting by:

•	providing written notice of revocation to the Corporate Secretary;

•	submitting a later-dated proxy via the Internet, telephone, or mail; or

•	voting in person at the Annual Meeting.

Beneficial owners should contact their broker, bank, or other holder of record for instructions on how to change their vote.

If you are a participant in the ESOP, you may change a properly executed proxy at any time prior to 11:59 p.m. Eastern Time on October 9, 2015, by submitting a proxy that has a more recent date than the original proxy by internet, telephone, or mail. You may not, however, change your voting instructions in person at the Annual Meeting because the Trustee will not be present.

In What Manner Are Proxies Voted? What if I Returned My Proxy Card Without Specifying a Vote?

All votes properly cast and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s directions. You should specify your choice for each matter on your proxy card. However, if you do not specify your choices on your returned proxy card, then your shares will be voted in accordance with the Board’s recommendations. Should any matter not described above be properly presented at the Annual Meeting, the persons named on the proxy form will vote in accordance with their judgment as permitted.

If you are a beneficial owner, in order to ensure your shares are voted the way you would like, you must provide voting instructions to your bank, broker, or other holder of record. If you do not provide your voting instructions to that party, whether your shares can be voted depends on the type of item being considered for vote. New York Stock Exchange (“NYSE”) rules allow your bank, broker, or other holder of record to use its own discretion and vote your shares on routine matters. A bank, broker, or other holder of record does not have

Paychex, Inc. 2015 Proxy Statement	68

FAQ

discretion to vote your shares on non-routine matters (known as “broker non-votes”). Proposals 1, 2, 3, and 4 are not considered to be routine matters under the current NYSE rules, and so your bank, broker, or other holder of record will not have the discretionary authority to vote your shares on those items. Proposal 5 is considered a routine matter under NYSE rules, so your bank, broker, or other holder of record will have discretionary authority to vote your shares on that item.

How Are Broker Non-Votes and Abstentions Counted?

Broker non-votes are not considered votes for or against a proposal and therefore will have no direct impact on any proposal since they are not deemed to be duly cast nor entitled to vote, but they will be counted for the purpose of determining the presence or absence of a quorum. Therefore, we urge you to give voting instructions to your bank or broker on all voting items.

Abstentions are also counted for the purposes of establishing a quorum, but will have the same effect as a vote against a proposal, except in regards to the election of directors. For this item, abstentions will have no direct impact.

How Can I Find The Results of the Voting?

We will announce the preliminary voting results at the Annual Meeting. The Company will report the final results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Can I Access Proxy Materials On the Internet?

The Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report are available on the Company’s website at http://investor.paychex.com/annual-report.aspx. You can also access these documents via the Company’s 2015 Annual Meeting page at http://investor.paychex.com/annual-meeting.aspx.

As an alternative to receiving paper copies of the proxy statement and Annual Report in the mail, stockholders can elect to receive an e-mail message, which will provide a link to these documents on the Internet. Opting to receive your proxy materials online saves the Company the cost of producing and mailing bulky documents and reduces the volume of duplicate information received by you.

For registered shareholders, to give your consent to receive future documents via electronic delivery, vote your proxy via the Internet and follow the instructions to enroll in the electronic delivery service. For beneficial owners, please check the information in the proxy materials provided by your bank, broker, or other holder of record regarding the availability of electronic delivery service.

Are There Any Other Actions to be Presented at the Annual Meeting?

As of the date of this proxy statement, management does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those described in this proxy statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their judgment.

Who Pays for the Cost of Solicitation of Proxies?

Solicitation of proxies is made on behalf of the Company, and the Company will pay the cost of solicitation of proxies. The Company will reimburse any banks, brokers and other custodians, nominees, and fiduciaries for their expenses in forwarding proxies and proxy solicitation material to the beneficial owners of the shares held

69	Paychex, Inc. 2015 Proxy Statement

FAQ

by them. In addition to solicitation by use of the mail or via the Internet, directors, officers, and regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other communication means.

How Are Proxy Materials and the Company’s Annual Report Being Delivered?

The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card, and Annual Report are being mailed to stockholders on or about September 10, 2015. You may also obtain a copy of our Form 10-K filed with the SEC, without charge, upon written request submitted to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Investor Relations.

What is Householding?

In accordance with the Exchange Act, the Company delivers materials to stockholders under a program known as “householding.” Under the householding program, the Company is delivering one copy of its Annual Report and Proxy Statement in a single envelope addressed to all stockholders who share a single address, unless such stockholders previously notified the Company that they wish to revoke their consent to the householding. Householding is intended to reduce the Company’s printing and postage costs.

You may revoke your consent at any time by calling toll-free (800) 542-1061 or by writing to Broadridge Investor Communications Services, Attention: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation, and each stockholder at your address will receive individual copies of the Company’s disclosure documents.

Stockholders of record residing at the same address and currently receiving multiple copies of the Annual Report and Proxy Statement and who wish to receive a single copy may also contact Broadridge Investor Communications Services at the phone number and address noted above. Beneficial owners will need to contact their broker, bank, or other holder of record to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

The Company hereby undertakes to deliver upon oral or written request a separate copy of its Proxy Statement and Annual Report to a security holder at a shared address to which a single copy was delivered. If such stockholder wishes to receive a separate copy of such documents, please contact Terri Allen, Investor Relations, either by calling toll-free (800) 828-4411 or by writing to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Investor Relations.

If you own Paychex stock beneficially through a bank, broker, or other holder of record, you may already be subject to householding if you meet the criteria. If you wish to receive a separate Proxy Statement and Annual Report in future mailings, you should contact your bank, broker, or other holder of record.

How Do I Submit a Proposal for Next Year’s Annual Meeting?

Stockholder proposals, which are intended to be presented at the 2016 Annual Meeting of Stockholders, for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, must be received by the Company at its executive offices on or before May 12, 2016. Any such proposals, including stockholder proposals for candidates for nomination for election to the Board, must be submitted in accordance with applicable SEC rules and regulations, and follow the Company’s procedures under Communications with the Board of Directors.”

Stockholder proposals that are intended to be presented at the 2016 Annual Meeting of Stockholders but not included in the Company’s proxy statement must be received by the Company’s Corporate Secretary at our executive offices on or before July 26, 2016. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2016 Annual Meeting of Stockholders.

Paychex, Inc. 2015 Proxy Statement	70

APPENDIX A

APPENDIX A

PAYCHEX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 14, 2015)

1. Purpose.

The purpose of the Plan is to encourage ownership in the Company on the part of those employees who are primarily responsible for the overall success and growth of the Company. Through the granting of options to purchase stock and the awarding of a portion of compensation in the form of equity subject to certain restrictions, the Plan provides these individuals with an incentive to remain with the Company ensuring association of their interest with those of the Company’s other stockholders.

2. Amendment and Restatement; Effective Date & Duration.

The Plan was adopted by the Board of Directors on July 11, 2002, became effective on August 1, 2002 and was approved by the stockholders of the Company at the annual meeting of the stockholders held on October 17, 2002. The Plan was further amended and restated by the Board of Directors on July 7, 2005 and became effective upon the approval thereof by the stockholders of the Company at the annual meeting of the stockholders held on October 12, 2005; and by amendment and restatement of the Plan which was adopted by the Board of Directors on July 6, 2010 and became effective upon the approval thereof by the stockholders of the Company at the annual meeting of the stockholders to be held on October 13, 2010. This amendment and restatement of the Plan was approved by the Board of Directors on July 9, 2015 and shall become effective upon the approval thereof by the stockholders of the Company at their annual meeting of stockholders to be held on October 14, 2015. The Plan is unlimited in duration and, in the event of the termination of the Plan, shall remain in effect as long as any Awards under it are outstanding; provided, however, that to the extent required by the Code, (i) no Incentive Stock Option may be granted on a date that is more than ten years from the date that this amendment and restatement of the Plan is approved by stockholders, and (ii) no Performance Award may be granted on a date that is more than five years from the date that this amendment and restatement of the Plan is approved by stockholders unless the Performance Criteria upon which such Performance Award is based have been resubmitted to and approved by the stockholders of the Company within the five-year period preceding such date.

3. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Stock Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” shall mean (i) dereliction of duty, (ii) conviction for a felony, or (iii) willful misconduct.

(f) “Change of Control” means the acquisition by any person or entity of at least 50% of the voting shares of the Company; a consolidation or merger involving the Company in which the Company is not the surviving entity; the sale, lease or exchange of all or substantially all of the Company’s assets; or shareholder approval of a plan of liquidation or dissolution of the Company.

A-1	Paychex, Inc. 2015 Proxy Statement

APPENDIX A

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” means the Compensation and Governance Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).

(i) “Company” means Paychex, Inc.

(j) “Director” means a member of the Board.

(k) “Disability” means any medically determinable physical or mental impairment, certified by a physician selected by or satisfactory to the Company, resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(l) “Eligible Person” means any officer, non-employee Director, employee, consultant or advisor providing services to the Company or an Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations promulgated thereunder.

(n) “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on The NASDAQ Stock Market, as reported in the consolidated transaction reporting system on such date or, if The NASDAQ Stock Market is not open for trading on such date, on the most recent preceding date when The NASDAQ Stock Market is open for trading.

(o) “Incentive Stock Option” means an option to purchase Shares granted under Section 7(a) that is intended to meet the requirements of Section 422 of the Code.

(p) “Non-Qualified Stock Option” means an option to purchase Shares granted under Section 7(a) that is not intended to be an Incentive Stock Option.

(q) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Participant” means an Eligible Person who has been granted an Award.

(s) “Performance Award” means any right granted under Section 7(e).

(t) “Performance Criteria” means one or more of the following performance criteria, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis, measured at specific levels, a change in levels or as a ratio against another criteria, in each case, as determined by the Committee: revenue or any subset, expenses or expense targets, earnings per share, net income, operating income, operating income net of certain items, stockholder return, return on investment, return on assets, return

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on equity or return on capital. Any type of financial ratio such as working capital, current ratio, quick ratio, debt to equity, or any criteria as set forth in debt or financing arrangements, or any criteria based on cash flow, including, but not limited to, operating cash flow, free cash flow or cash flow return on capital. Any metric by which the Company runs its business such as client base, check volume, revenue per check, client base increases or losses, new hire reporting, new insurance applications, employee retention, employee satisfaction, and client satisfaction. Such criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other internal or external measure of the selected performance criteria.

(u) “Performance Formula” means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

(v) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable Performance Period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to include or exclude the effect of certain events, including any of the following events: interest on funds held for clients and/or investment income; asset write-downs or impairments; litigation or claim judgments or settlements; changes in tax law, or other such laws or provisions affecting reported results; cumulative effect of accounting changes as defined by generally accepted accounting principles, and as identified in the Company’s audited financial statements; restructuring charges; severance, contract termination and other costs related to entering or exiting certain business activities; and gains or losses from the acquisition or disposition of businesses or assets or from the early extinguishment of debt and related discontinued operations of such disposition of businesses or part-year results of operations from the acquisition of businesses, or other extraordinary, unusual or non-recurring items, as determined by the Committee.

(w) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

(x) “Plan” means this Paychex, Inc. 2002 Stock Incentive Plan, as amended and restated.

(y) “Restricted Stock” means an Award of restricted Shares granted under Section 7(d). Restricted Stock shall cease to be Restricted Stock at the time that the restrictions and risks of forfeiture lapse in accordance with the terms of this Plan or the applicable Award Agreement.

(z) “Restricted Stock Unit” means a unit granted under Section 7(d) evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(aa) “Retirement” means a voluntary termination of employment by a Participant age 55 or higher with 10 or more years of service credit to the Company.

(ab) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(ac) “Section 162(m)” means Section 162(m) of the Code and the applicable treasury regulations promulgated thereunder.

(ad) “Section 409A” means Section 409A of the Code and related treasury regulations and pronouncements.

(ae) “Shares” means shares of $.01 par value common stock of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 5(c).

(af) “Stock Appreciation Right” means any right granted under Section 7(b).

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(ag) “Stock Award” means an Award of Shares granted under Section 7(c).

4. Administration.

a. Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 5(c), the Committee shall not reprice, adjust or amend the exercise price of Options or the strike price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award, including, but not limited to, in the event of the Participant’s death, Disability or Retirement or a Change of Control of the Company; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant and any holder or beneficiary of any Award or Award Agreement.

b. Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan or any Award not to comply with the requirements of Section 162(m). In addition, the Committee may authorize one or more officers of the Company to grant Options under the Plan, subject to the limitations of Section 157 of the Delaware General Corporation Law; provided, however, that such officers shall not be authorized to grant Options to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.

c. Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

5. Shares Available for Awards.

a. Shares Available. Subject to adjustment as provided in Section 5(c), the aggregate number of Shares that may be issued under all Awards under the Plan shall be the sum of (i) 42,500,000, plus (ii) any Shares available under the Company’s 1998 Stock Incentive Plan as of August 1, 2002, plus (iii) any Shares that become available under the Company’s 1998 Stock Incentive Plan after August 1, 2002 upon the expiration, termination, forfeiture or cancellation of options issued thereunder. Shares to be issued under the Plan may be either authorized but unissued Shares, or Shares that may be reacquired by the Company and designated as treasury shares. If all or any portion of an Award terminates or is forfeited, cancelled, lapsed, or exercised and settled without the issuance of all Shares subject to the Award, such unissued Shares shall again be available for granting Awards under the Plan, provided that the following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares subject to an Award that were not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option, (ii) Shares subject to an Award that

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were used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the Option exercise price.

b. Accounting for Awards. For purposes of this Section 5, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

c. Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; and (iii) the purchase or exercise price with respect to any Award.

d. Award Limitations.

i. Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,500,000 Shares (subject to adjustment as provided in Section 5(c)) in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m).

ii. Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $8,000,000 in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 5(d)(i).

iii. Plan Limitation on Restricted Stock, Restricted Stock Units and Stock Awards. No more than 12,000,000 Shares, subject to adjustment as provided in Section 5(c), shall be available under the Plan for issuance pursuant to grants of Restricted Stock, Restricted Stock Units and Stock Awards; provided, however, that if any Awards of Restricted Stock Units terminate or are forfeited or cancelled without the issuance of any Shares or if the Shares underlying an Award of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the Shares subject to such termination, forfeiture, cancellation or reacquisition by the Company shall again be available for grants of Restricted Stock, Restricted Stock Units and Stock Awards for purposes of this limitation on grants of such Awards. Grants of Stock Awards other than Awards of Restricted Stock shall only be made to officers and directors of the Company and its Affiliates, shall only be made in lieu of salary or cash bonus, and the number of Shares awarded shall be reasonable.

iv. Limitation on Incentive Stock Options. The maximum number of Shares that may be delivered under Incentive Stock Option grants shall be 42,500,000, subject to adjustment as provided in Section 5(c). In addition, the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under the Plan and all other incentive stock plans of the Company) shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under the Plan and all other incentive stock plans of the Company) exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options; this provision shall be applied by taking Options into account in the order in which they were granted.

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6. Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

7. Awards.

a. Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

i. Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate so long as the substituted Option preserves the aggregate intrinsic value and the ratio of the exercise price to the Fair Market Value of the stock option that it replaces.

ii. Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than ten years from the date of grant.

iii. Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

iv. Incentive Stock Option Requirements. Each Option intended to qualify as Incentive Stock Option shall comply with the requirements applicable to “incentive stock options” under Section 422 of the Code.

b. Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the strike price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100 percent of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share strike price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate so long as the substituted Stock Appreciation Right preserves the aggregate intrinsic value and the ratio of the strike price to the Fair Market Value of the stock appreciation right that it replaces. Subject to the terms of the Plan and any applicable Award Agreement, the strike price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

c. Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

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d. Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

i. Restrictions. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote the Shares underlying an Award of Restricted Stock or the right to receive any dividend or other right or property with respect to such Shares), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The minimum vesting period of such Awards for Eligible Persons other than non-employee Directors shall be three years from the date of grant, unless (a) the Award is conditioned on performance of the Company or an Affiliate or on personal performance (other than continued service with the Company or an Affiliate), in which case the Award may vest over a period of at least one year from the date of grant, or (b) the Award is issued as payment pursuant to a Performance Award, in which case the Award may vest at such times and in such installments as the Committee may determine. The minimum vesting period of Awards for non-employee Directors shall be one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, Disability or Retirement.

ii. Issuance and Delivery of Shares. The Shares underlying any Award of Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. A stock certificate or certificates, without restrictive legend, representing the Shares underlying an Award of Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, a stock certificate or certificates, without restrictive legend, representing the underlying Shares shall be issued and delivered to the holder of the Restricted Stock Units.

iii. Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation, or removal or other expiration of the Participant’s term of service as a Director (in either case, as determined under criteria established by the Committee), all Restricted Stock and all Restricted Stock Units held by the Participant at such time and still subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Stock or Restricted Stock Units.

e. Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock), as determined by the Committee. Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

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f. General.

i. Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

ii. Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

iii. Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made to the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, in cash, by authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of an Award and to remit to the Company a sufficient portion of the proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise, or by a combination thereof.

iv. Term of Awards. The term of each Option and Stock Appreciation Right, and the period during which the restrictions applicable to each Award of Restricted Stock and Restricted Stock Units, shall be for a period not longer than ten years from the date of grant.

v. Committee Rules. The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant’s Awards under the Plan in the event of such Participant’s death, disability, termination or breach of Section 9(f), and in the event of a change of control of the Company. In addition, notwithstanding the rules and regulations promulgated by the Committee and in effect from time to time and the terms of any Award Agreement, the Committee shall have the right to extend the period for exercise of any Option or Stock Appreciation Right, provided such extension does not exceed the term of such Option or Stock Appreciation Right.

vi. Deferral. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise.

vii. Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Shares or units of Shares, subject to such terms, conditions and restrictions as the Committee may establish, provided that, in the case of Performance Awards, dividends or dividend equivalent rights will not accrue or be paid until Performance Goals are met. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Shares or units of Shares.

viii. Limits on Transfer of Awards. Except as otherwise provided by the Committee, the terms of this Plan or the terms of an Award Agreement, (A) no Award and no right under any such Award shall be transferable by a Participant other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order, and (B) no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, but subject to Section 7(f)(ix), the Shares underlying any Award may be transferred at any time after such Shares are issued and no longer restricted.

ix. Limits on Transfer of Shares. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause

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appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

x. Income Tax Withholding. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

xi. Company Redemption Right. Unless the applicable Award Agreement provides otherwise, every Option and Stock Appreciation Right may be redeemed by the Company in connection with the merger, consolidation, separation (including a spin off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or complete liquidation of the Company. The redemption price for any Option redeemed by the Company shall be the Fair Market Value of the Shares underlying such Option, less the exercise price of such Option, and the redemption price for any Stock Appreciation Right redeemed by the Company shall be the Fair Market Value of the Shares underlying such Stock Appreciation Right, less the strike price of such Stock Appreciation Right. The redemption price, less any amount of federal or state taxes attributable to the redemption that the Company deems it necessary or advisable to pay or withhold, shall be paid in cash. Notwithstanding the foregoing, if any Option or Stock Appreciation Right constitutes “nonqualified deferred compensation” for purposes of Section 409A, and if the Company’s redemption right under this Section 7(f)(xi) would cause such Option or Stock Appreciation Right to be subject to tax under Section 409A, then the Company’s redemption right under this Section 7(f)(xi) with respect to such Option or Stock Appreciation Right shall be limited to those triggering events that constitute a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company for purposes of Section 409A.

xii. Termination Following Change of Control. If set forth in the applicable Award Agreement(s), then in the event of the involuntary termination of employment of a Participant other than for Cause within two years following a Change of Control, all of the Participant’s applicable Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units shall immediately vest and, to the extent permissible under Section 409A, become payable. In addition, if set forth in the applicable Award Agreement(s), then all of the Participant’s applicable Performance Awards shall be deemed to have achieved target level performance, and the Participant shall be entitled to receive a pro rata portion of such Awards based on a fraction, the numerator of which shall be the number of days from the beginning of the applicable Performance Period through the date of termination, and the denominator of which shall be the total number of days in the Performance Period; such Performance Awards shall, to the extent permissible under Section 409A, become immediately payable.

xiii. Clawback. The Company will, to the extent permitted by governing law, require reimbursement of a portion of any compensation received under any or all Awards to a Participant where: (A) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, (B) in the Committee’s view the Participant engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement, and (C) a lower payment would have been made to the Participant based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual Participant’s compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results, plus a reasonable rate of interest; provided that the Company will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed.

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xiv. Dodd-Frank Clawback. Notwithstanding any other provision of the Plan or any Agreement to the contrary, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the “Clawback Requirements”), the Committee shall adopt a policy implementing the Clawback Requirements not later than the effective date thereof, which policy shall control clawback of Awards hereunder as required by applicable law.

8. Amendment and Termination; Corrections.

a. Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan, provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that: (i) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, The NASDAQ Stock Market or other securities exchange that are applicable to the Company; (ii) increases the number of Shares authorized under the Plan, as specified in Section 5(a); (iii) increases the limitations contained in Section 5(d); (iv) permits repricing of Options or Stock Appreciation Rights, which is prohibited by Section 4(a); (v) permits the award of Options or Stock Appreciation Rights at a price less than 100 percent of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 7(a)(i) and 7(b); or (vi) would cause Section 162(m) to become unavailable with respect Awards granted under the Plan.

b. Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. Notwithstanding the foregoing, if any Award constitutes “nonqualified deferred compensation” for purposes of Section 409A, and if the Company’s rights under this Section 8(b) would cause such Award to be subject to tax under Section 409A, then the Company’s rights under this Section 8(b) with respect to such Awards shall be limited to the taking of only those actions that do not cause such Award to be subject to tax under Section 409A.

c. Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

9. General Provisions.

a. No Rights to Awards. No Eligible Person, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

b. Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been issued by the Company and, if requested by the Company, accepted by the Participant.

c. No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

d. No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

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APPENDIX A

e. No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or service as a Director at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or service as a Director, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

f. Non-competition; Confidentiality. Unless non-competition and confidentiality provisions are included in an Award Agreement, this Section 9(f) shall apply to an Award granted under the Plan. A Participant will not, without the written consent of the Company, either during his or her employment by the Company or thereafter, disclose to anyone or make use of any confidential information which he or she has acquired during his or her employment relating to any of the business of the Company, except as such disclosure or use may be required in connection with his or her work as an employee of Company. During a Participant’s employment by Company, and for a period of two years after the termination of such employment, he or she will not, either as principal, agent, consultant, employee, stockholder or otherwise, engage in any work or other activity in direct competition with the Company in the field or fields in which he or she has worked for the Company. The non-competition agreement in this Section 9(f) applies only to the extent that its application shall be permitted by applicable law and reasonably necessary for the protection of the Company. For purposes of this Section 9(f), a Participant shall not be deemed a stockholder if the Participant’s record and beneficial ownership amount to not more than one percent of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

g. No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its Affiliates and their directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

h. Indemnification. The Company shall indemnify and hold harmless each member of the Board or the Committee and other persons connected with the Plan in any capacity, including, but not limited to, the employees and directors of the Company and its Affiliates performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.

i. Governing Law. The validity and construction of the Plan and all determinations made and actions taken pursuant hereto, as well as any Agreement made under it, to the extent that federal laws do not control, will be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws.

j. Severability. If any provision of the Plan or any Award is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

k. Unfunded Plan. Insofar as it provides for Awards of cash, Shares or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Shares or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Shares or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of

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APPENDIX A

cash, Shares or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

l. Code Section 409A Compliance. The Company intends that any Awards under the Plan satisfy the requirements of Section 409A to avoid the imposition of taxes thereunder. If any provision of the Plan or an Award Agreement would result in the imposition of an tax under Section 409A, that provision will be reformed to avoid imposition of the tax and no action taken to comply with Section 409A shall be deemed to impair a benefit under the Plan or an Award Agreement.

m. References. Unless otherwise indicated, all references to “Sections” contained herein are references to Sections of this Plan.

n. Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

*  *  *  *  *

Paychex, Inc. 2015 Proxy Statement	A-12

APPENDIX B

APPENDIX B

PAYCHEX, INC. 2015 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of Plan

The purpose of the Plan is to provide employees of the Company with an opportunity to purchase Common Stock at a discount through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code, and the provisions of the Plan shall be construed consistent with such intention.

2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Applicable Percentage” means, with respect to an Offering Period, 85%, or such other percentage from 85% to 100% as determined by the Committee in its sole discretion for that Offering Period and applicable to all Participants.

(b) “Board” means the Board of Directors of Paychex.

(c) “Business Day” means a day on which shares of Common Stock are or could be traded on Nasdaq.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated and other official guidance issued thereunder.

(e) “Committee” means the committee established pursuant to Section 4 to be responsible for the general administration of the Plan.

(f) “Common Stock” means Paychex’s common stock, $.01 par value per share.

(g) “Company” means Paychex and each of its U.S. Subsidiaries.

(h) “Eligible Compensation” means the total remuneration reportable on Form W-2 that is paid to an Eligible Employee, for personal services actually rendered, including regular wages, overtime pay, holiday pay, sick pay, commissions, paid time off, incentive compensation, and salary reduction contributions pursuant to elections under a plan subject to Sections 125 or 401(k) of the Code that is paid to a Participant by the Company, but excluding deferred compensation, any employee benefit, employer contributions to or payments from this Plan or any other employee benefit, or stock option income, restricted stock income, or any other equity-based compensation, relocation assistance income, the imputed value of group term life insurance coverage, non-cash awards, and other unusual payments determined by the Committee in a non-discriminatory manner.

(i) “Eligible Employee” means any employee of the Company that meets the eligibility requirements of Section 5.

(j) “Enrollment Form” means the electronic form filed with the broker or other agent designated by the Committee pursuant to Section 6.

(k) “Fair Market Value” of Common Stock on a given date means the closing sale price of the Common Stock on Nasdaq, as reported in the consolidated transaction reporting system on such date, or if Nasdaq is not open for trading on such date, then on the most recent preceding date when Nasdaq is open for trading.

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APPENDIX B

(l) “Offering Commencement Date” means, with respect to an Offering Period, the first Business Day of that Offering Period.

(m) “Offering Period” means a three-month period. The first Offering Period shall commence on the first Business Day of a month designated by the Committee after the Plan becomes effective pursuant to Section 16(a), and shall end on the last Business Day of such three-month period. Successive Offering Periods shall commence on the first Business Day following the end of the preceding Offering Period and shall end on the last Business Day of the three-month period following the month in which the preceding Offering Period ended.

(n) “Paychex” means Paychex, Inc.

(o) “Participant” means an Eligible Employee who elects to participate in the Plan by completing an Enrollment Form pursuant to Section 6.

(p) “Payroll Deduction Account” means the bookkeeping account established by the Company for a Participant which is credited to reflect the Participant’s payroll deductions pursuant to Section 6.

(q) “Plan” means this Paychex, Inc. 2015 Qualified Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

(r) “Purchase Date” means, with respect to an Offering Period, the last Business Day of that Offering Period.

(s) “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

(t) “Subsidiary” means a “subsidiary corporation” of Paychex, as that term is defined in Section 424(f) of the Code.

3. Shares Subject to the Plan

Subject to the provisions of Section 12, the total number of shares of Common Stock which may be purchased by employees under the Plan shall not exceed 2,500,000. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company.

4. Administration of the Plan

The Plan shall be administered by the Committee appointed by the Board which shall be comprised of not less than such number of directors as shall be required to permit Common Stock purchased under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3. The Committee shall be the Governance and Compensation Committee of the Board unless the Board shall appoint another committee to administer the Plan.

Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

5. Eligible Employees

Any employee of the Company shall be eligible to participate in the Plan, except an employee who owns (or is considered as owning within the meaning of Section 424(d) of the Code) stock possessing 5% or more of the

Paychex, Inc. 2015 Proxy Statement	B-2

APPENDIX B

total combined voting power or value of all classes of stock of Paychex or any Subsidiary. No director of the Company who is not an employee shall be eligible to participate in the Plan.

6. Election to Participate

An Eligible Employee may become a Participant effective on the first Business Day of any Offering Period by filing with the broker or other agent designated by the Committee, an Enrollment Form authorizing specified regular payroll deductions from his or her Eligible Compensation. Such regular payroll deductions shall be subject to a maximum deduction of (a) a percentage (not to exceed 25%) specified by the Committee for such Offering Period of Eligible Compensation for each payroll date during that Offering Period, or (b) a maximum dollar amount specified by the Committee for such Offering Period.

Payroll deductions for an Offering Period shall commence on the first payroll date occurring on or after the applicable Offering Commencement Date and shall end on the last payroll date occurring on or before the Purchase Date for that Offering Period. A Participant’s payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant.

A Participant may at any time elect to withdraw from the Plan in accordance with procedures specified by the Committee, and shall cease to be a Participant following the end of the Offering Period in which the election is made to discontinue participation. A Participant may, to be effective as of the first Business Day of the next following Offering Period, increase or decrease his or her payroll deduction by filing a new Enrollment Form. Elections shall last the entire Offering Period, or if earlier, until the employee ceases to be a Participant.

Enrollment Forms must be filed with the broker or other agent designated by the Committee not less than ten days before the beginning of an Offering Period to be effective for that Offering Period, unless an earlier deadline is prescribed by the Committee. An Enrollment Form not filed within the prescribed enrollment period shall be effective the first Business Day of the Offering Period following the Offering Period in which it would otherwise become effective.

7. Purchase of Shares

Each Participant having eligible funds in his or her Payroll Deduction Account on a Purchase Date shall be deemed, without any further action, to have purchased the number of full shares of Common Stock which the eligible funds in his or her Payroll Deduction Account could purchase on that Purchase Date at a price per share that shall be the Applicable Percentage of the Fair Market Value of such share on the Purchase Date. The Payroll Deduction Account of each such Participant shall be charged for the amount of such purchase and shares shall be issued to the Participant as of the Purchase Date. No fractional shares shall be purchased; any funds in a Participant’s Payroll Deduction Account that are insufficient to purchase a full share shall be retained in the Participant’s Payroll Deduction Account for the following Offering Period, unless the Participant will not be participating in the following Offering Period. Except for amounts retained in a Participant’s Payroll Deduction Account pursuant to the preceding sentence, any funds left over in a Participant’s Payroll Deduction Account after the purchase of shares of Common Stock on a Purchase Date pursuant to this Section 7 shall be returned to the Participant.

As soon as administratively practicable following each Purchase Date on which a purchase of shares occurs, the Company shall arrange for the delivery to each Participant, via a broker designated by the Committee, of the shares purchased by that Participant on that Purchase Date. The Company may require that purchased shares be retained with the designated broker for a specified period of time following the Purchase Date or it may establish procedures to permit tracking of dispositions of purchased shares.

8. Registration of Shares

Shares of Common Stock will be registered only in the name of the Participant or, if he or she so indicates on his or her Enrollment Form, in the Participant’s name jointly with one other person, with right of survivorship.

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APPENDIX B

9. Limitation on Purchases

(a) During any one calendar year, no Participant shall have the right to purchase under the Plan (and all other plans qualified under Section 423 of the Code) shares of Common Stock having a Fair Market Value (determined as of an Offering Commencement Date) in excess of $25,000. The purpose of this limitation is to comply with Section 423(b)(8) of the Code and shall be interpreted accordingly.

(b) A Participant’s Payroll Deduction Account may not be used to purchase Common Stock on any Purchase Date to the extent that after such purchase the Participant would own (or be considered as owning within the meaning of Section 424(d) of the Code) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Paychex or any Subsidiary. For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Purchase Date on which this Section 9(b) limits a Participant’s ability to purchase Common Stock, the employee shall cease to be an Eligible Employee and a Participant.

(c) The Committee may establish a limit on the maximum number of shares of Common Stock that any Participant may purchase under the Plan during an Offering Period provided that such limit is in addition to, and not in replacement of, the limitation under Section 9(a).

10. Rights as a Stockholder

None of the rights or privileges of a stockholder of Paychex shall exist with respect to shares of Common Stock purchased under the Plan until the date as of which such shares are delivered pursuant to Section 7.

11. Rights Not Transferable

Except as expressly provided in Section 13, neither payroll deductions credited to a Participant’s Payroll Deduction Account nor any rights with regard to participation in the Plan nor the right to receive shares of Common Stock shall be transferable in any way by a Participant, and during the lifetime of a Participant, the Participant’s right to purchase shares of Common Stock under the Plan may only be exercised by the Participant.

12. Change in Capital Structure

In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which Paychex is the surviving corporation or other change in Paychex’s capital stock applicable to all stockholders generally, the number and kind of shares of stock or other securities of Paychex to be subject to the Plan, the maximum number of shares or other securities which may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

If Paychex is a party to a consolidation or a merger in which Paychex is not the surviving corporation, a transaction that results in the acquisition of substantially all of Paychex’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of Paychex’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

13. Retirement, Termination and Death

In the event of a Participant’s death or retirement or termination of employment for any reason, or in the event that a Participant ceases to be an Eligible Employee, then no further purchase of shares shall be made by him

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APPENDIX B

or her under the Plan. In such event, the amount remaining in the employee’s Payroll Deduction Account shall be refunded to him or her. In the event of a Participant’s death, the amount in his or her Payroll Deduction Account shall be delivered to the beneficiary designated by the Participant in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount shall be delivered to the employee’s estate.

14. Amendment of the Plan

The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the stockholders of Paychex must approve any amendment that would materially (a) increase the benefits accruing to Participants under the Plan, (b) increase (other than pursuant to Section 12) the number of securities that may be issued under the Plan, or (c) modify the requirements as to eligibility for participation in the Plan.

15. Termination of the Plan

The Plan and all rights of employees hereunder shall terminate on the earlier of: (a) the Purchase Date that Participants become entitled to purchase a number of shares greater than the number of shares remaining available for purchase under the Plan; or (b) a date specified by the Board in its sole discretion. In the event that the Plan terminates under circumstances described in clause (a) of this Section, the shares remaining as of the termination date shall be purchased by Participants on a pro-rata basis. Upon termination of the Plan, all amounts in an employee’s Payroll Deduction Account that are not used to purchase Common Stock will be refunded to such employee.

16. General Provisions

(a) Term of Plan. The Plan shall become effective upon (a) due approval of the Plan by the stockholders of Paychex within 12 months after its adoption by the Board, and (b) the effectiveness of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares of Common Stock subject to the Plan. Once effective, the Plan shall continue in effect until all of the shares of Common Stock available under the Plan, as increased or adjusted from time to time, have been issued under the Plan, unless sooner terminated by the Board.

(b) Use of Funds. All payroll deductions received or held by the Company under the Plan shall be general corporate funds, and as such, may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate payroll deductions or pay interest thereon.

(c) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment. Participation in the Plan shall not be construed as giving a Participant the right to be retained as an employee of the Company, nor will it affect in any way the right of the Company to terminate a Participant’s employment at any time, with or without cause.

(e) No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

(f) Government and Other Regulations. The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

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APPENDIX B

(g) Arbitration of Disputes.

(i) Every person with a claim involving the Plan or an offering made pursuant to the Plan shall be required to submit such claim to binding arbitration. The process and procedure for any such arbitration shall be governed by the rules of the American Arbitration Association. The arbitrator will be bound by the substantive terms of the Plan. All claims pertaining to the Plan shall be required to be submitted to binding arbitration in this manner, unless such a requirement is prohibited by applicable law or regulation. Except with respect to claims as to which binding arbitration may not be compelled, no claim may be brought in any other manner or any other forum.

(ii) All claims must be filed within 90 days of the date the cause of action accrued. A cause of action is considered to have accrued when the person bringing the legal action knew, or in the exercise of reasonable diligence should have known, that the claim or legal position which is the subject of the action has been clearly repudiated, regardless of whether such person has filed a claim. If a claim is denied on appeal, a demand for arbitration (or, if arbitration is prohibited by law, a lawsuit) must be filed within 90 days of the date the claim was denied on appeal. No demand for arbitration (or lawsuit if arbitration is prohibited by law) may be filed with respect to any claim for which a timely initial claim was not filed, or with respect to which the claimant failed to file a timely appeal. No claim may be brought on a class action basis or in a representative capacity on behalf of similarly-situated claimants.

(iii) BY ELECTING TO PARTICIPATE IN THE PLAN, THE COMPANY AND EACH PARTICIPANT EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY, JUDGE OR ADMINISTRATIVE PROCEEDING.

(h) Indemnification. The Company shall indemnify and hold harmless each member of the Board or the Committee and other persons connected with the Plan in any capacity, including, but not limited to, the employees and directors of the Company performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.

(i) Governing Law. The validity and construction of the Plan and all determinations made and actions taken pursuant hereto, to the extent that federal laws do not control, will be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws.

(j) Severability. If any provision of the Plan is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

(k) References. Unless otherwise indicated, all references to “Sections” contained herein are references to Sections of this Plan.

(l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) Gender and Number. As used herein, and as appropriate to the context, the masculine pronoun shall include the feminine and the neuter, and the single shall include the plural.

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Appendix C

APPENDIX C

PAYCHEX, INC. RECONCILIATION OF PERFORMANCE MEASURES

TO THOSE REPORTED IN THE COMPANY’S CONSOLIDATED

FINANCIAL STATEMENTS

Under the Company’s incentive compensation programs, performance targets are often based on measures of service revenue and operating income, net of certain items (see Note 1 regarding this non-GAAP measure). In evaluating achievement, the programs allow for certain adjustments to be made to the results reported in the consolidated financial statements. For fiscal 2015 and fiscal 2014, adjustments were related to businesses acquired.

The following table reconciles the results reported in our consolidated financial statements to those representing achievement under the award agreement for the July 2013 performance shares.

	Year ended May 31,
In millions	2015	2014	2-Year Performance Period
Service revenue	$2,698	$2,478	$5,176
Adjustments:
PEO direct cost adjustment (1)	(96)	(47)	(143)
Service revenue associated with acquired businesses	(12)	(3)	(15)

Service revenue, as calculated under the award	$2,590	$2,428	$5,018

Operating income (GAAP measure)	$1,054	$983	$2,037
Less: Interest on funds held for clients	(42)	(41)	(83)

Operating income, net of certain items (see Note 1)	1,012	942	1,954
Adjustments allowed under the award:
Operating loss, net of certain items, associated with acquired businesses	1	—	1

Operating income, net of certain items, as calculated under the award	$1,013	$942	$1,955

(1)

With the introduction of a new health insurance offering within our PEO during 2014, we began classifying PEO direct costs related to certain benefit plans where the Company retains risk as operating expenses rather than as a reduction in service revenue. This change had no impact on operating income.

Note 1: Operating income, net of certain items, as reported in our consolidated financial statements is a non-GAAP measure that is provided in addition to operating income, a U.S. GAAP measure. We believe operating income, net of certain items, is an appropriate measure, as it is an indicator of our core business operations performance period over period. It is also the basis of the measure used internally for establishing the following year’s targets and measuring management’s performance in connection with certain performance-based compensation payments and awards. Operating income, net of certain items, excludes interest on funds held for clients. Interest on funds held for clients is an adjustment to operating income due to the volatility of interest rates, which are not within the control of management. Operating income, net of certain items, is not calculated through the application of GAAP and is not the required form of disclosure by the SEC. As such, it should not be considered as a substitute for the GAAP measure of operating income and, therefore, should not be used in isolation, but in conjunction with the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure, and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Appendix D

APPENDIX D

PAYCHEX, INC. PEER GROUP

	Paychex Peer Group

$ In Millions Company Name	Ticker	Reported Fiscal Year End	Net Income (1)	Market Cap (2)	Revenue (1)	Net Income as a % of Revenue
Direct Competitor Payroll
Automatic Data Processing, Inc.	ADP	Jun-15	$1,453	$51,243	$10,939	13%
Financial Transaction Management
Fiserv, Inc.	FISV	Dec-14	$754	$17,054	$5,066	15%
The Western Union Company	WU	Dec-14	$852	$9,340	$5,607	15%
Total System Services, Inc.	TSS	Dec-14	$323	$6,279	$2,447	13%
Global Payments Inc.	GPN	May-15	$278	$6,816	$2,774	10%
The Brink’s Company	BCO	Dec-14	$(84)	$1,186	$3,562	(2)%
Business Services and Outsourcing
DST Systems, Inc.	DST	Dec-14	$593	$3,540	$2,749	22%
The Dun & Bradstreet Corporation	DNB	Dec-14	$294	$4,342	$1,682	17%
Broadridge Financial Solutions, Inc.	BR	Jun-15	$287	$7,727	$2,694	11%
Robert Half International Inc.	RHI	Dec-14	$306	$7,887	$4,695	7%
Intuit Inc.	INTU	Jul-15	$365	$29,161	$4,192	9%
Iron Mountain Incorporated	IRM	Dec-14	$326	$8,111	$3,118	10%
Moody’s Corporation	MCO	Dec-14	$989	$19,584	$3,334	30%
H&R Block, Inc.	HRB	Apr-15	$474	$9,574	$3,079	15%
TD AMERITRADE Holding Corporation	AMTD	Sep-14	$787	$18,187	$3,123	25%
Paychex, Inc.	PAYX	May-15	$675	$17,847	$2,740	25%
Paychex Percentile Rank			67%	73%	20%	87%

(1)	Information in the above table is obtained from Form 10-Ks as filed with the SEC, or from the entity’s fiscal year-end earnings release.

(2)	Market capitalization is as of each Company’s fiscal year-end.

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HELPFUL RESOURCES

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Paychex website www.paychex.com	Annual Meeting http://investor.paychex.com/annual-meeting.aspx

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Investor Relations http://investor.paychex.com	Governance http://investor.paychex.com/governance

ABOUT PAYCHEX

Paychex, Inc. (NASDAQ:PAYX) is a leading provider of integrated human capital management solutions for payroll, HR, retirement, and insurance services. By combining its innovative software-as-a-service technology and mobility platform with dedicated, personal service, Paychex empowers small- and medium-sized business owners to focus on the growth and management of their business. Backed by more than 40 years of industry expertise, Paychex serves approximately 590,000 payroll clients as of May 31, 2015 across 100 locations and pays one out of every 15 American private sector employees. Learn more about Paychex by visiting www.paychex.com.

Stay Connected with Paychex

Twitter: www.twitter.com/paychex

Facebook: www.facebook.com/paychex

LinkedIn: http://www.linkedin.com/company/paychex/products

OUR PURPOSE

We provide our clients the freedom to succeed!

OUR MISSION

We will be the leading provider of payroll, human resource,

and employee benefit services by being an essential partner

with America’s businesses.

OUR VALUES

We act with uncompromising INTEGRITY.

We provide outstanding SERVICE and build trusted relationships with clients.

We drive INNOVATION in products and services

and continually improve processes.

We work in PARTNERSHIP and support each other.

We are personally ACCOUNTABLE and deliver on commitments.

We treat each other with RESPECT and dignity.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
1a.	B. Thomas Golisano	☐	☐	☐
1b.	Joseph G. Doody	☐	☐	☐
1c.	David J.S. Flaschen	☐	☐	☐			For	Against	Abstain
1d. 1e. 1f. 1g. 1h. 1i.	Phillip Horsley Grant M. Inman Pamela A. Joseph Martin Mucci Joseph M. Tucci Joseph M. Velli	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	3.	TO APPROVE AND AMEND THE PAYCHEX, INC. 2002 STOCK INCENTIVE PLAN, INCLUDING AN INCREASE IN THE SHARES AVAILABLE UNDER THE PLAN.	☐	☐	☐
					4.	TO APPROVE THE PAYCHEX, INC. 2015 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐
					5.	RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.		For	Against	Abstain
2.	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐

NOTE: SHARES ISSUED TO OR HELD FOR THE ACCOUNT OF THE UNDERSIGNED UNDER THE ESOP WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IF THE CARD IS NOT SIGNED, OR IF THE CARD IS NOT RECEIVED BY OCTOBER 9, 2015, THE SHARES ISSUED TO OR HELD FOR THE ACCOUNT OF THE PARTICIPANT WILL BE VOTED BY THE ESOP TRUSTEE IN THE SAME PROPORTION AS ESOP SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SHARES CUSIP # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #		Signature (Joint Owners)	Date

September 10, 2015

Dear Paychex Stockholder:

The Board of Directors cordially invites you to attend our Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, October 14, 2015 at 10:00 a.m. Eastern Time at The Strong, One Manhattan Square, Rochester, NY, 14607.

The accompanying booklet includes the formal Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement tells you about the agenda items and the procedures for the Annual Meeting. It also provides certain information about Paychex, Inc., its Board of Directors, and its Named Executive Officers.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote. You may vote by Internet, telephone, proxy card, or written ballot at the Annual Meeting. We encourage you to use the Internet as it is the most cost-effective way to vote. If you elected to electronically access the Proxy Statement and Annual Report, you will not be receiving a proxy card and must vote via the Internet.

We hope you will be able to attend the Annual Meeting and would like to take this opportunity to remind you that your vote is important. If you need special assistance at the Annual Meeting, please contact the Corporate Secretary at (800) 828-4411, or write to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Corporate Secretary.

Sincerely,

Martin Mucci

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

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PAYCHEX, INC. Proxy Solicited on Behalf of the Board of Directors of Paychex, Inc. for the Annual Meeting, October 14, 2015
PROXY

The undersigned hereby appoints MARTIN MUCCI and EFRAIN RIVERA, or either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders to be held on October 14, 2015 (“Annual Meeting”), and at any adjournment thereof, with all the powers which the undersigned would possess if personally present to vote all shares of stock which the undersigned may be entitled to vote at said Annual Meeting. The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxy on all other matters. If not otherwise specified in this proxy card, shares will be voted in accordance with the recommendations of the Board of Directors.

If shares of Paychex, Inc. Common Stock are issued to or held for the account of the undersigned under the Paychex Employee Stock Ownership Plan Stock Fund (“ESOP”) of the Paychex, Inc. 401(k) Incentive Retirement Plan, then the undersigned hereby directs the trustee of the ESOP to vote all shares of Paychex, Inc. Common Stock in the undersigned’s name and/or account under such plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournment thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED “FOR” EACH OF THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, AND “FOR” PROPOSAL 5.

Continued and to be signed on reverse side